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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Compass Minerals International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPASS MINERALS INTERNATIONAL, INC.
9900 West 109th Street, Suite 100
Overland Park, Kansas 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2016
________________________________________________________________________

To Our Stockholders:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Compass Minerals International, Inc. (“Compass Minerals”). The meeting will take place at Compass Minerals’ corporate offices, 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210 on Wednesday, May 4, 2016, at 9:00 a.m. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to consider and act upon the following proposals:

1.    Election of three directors, each for a term of three years;

2.	Advisory approval of the compensation of the named executive officers for fiscal year 2015, as set forth in the Proxy Statement;

3.	Ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered accounting firm for fiscal year 2016; and

4.	Consideration of any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 7, 2016, may vote at the meeting or any postponements or adjournments of the meeting. Again this year, we will utilize the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials via the Internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials. This process is expected to reduce the costs associated with printing and distributing our proxy materials.

To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

By Order of the Board of Directors,

Diana C. Toman
Senior Vice President, General Counsel and Secretary

March 24, 2016

Your vote is very important. Please vote regardless of whether or not you plan to attend the meeting.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 4, 2016. Compass Minerals’ Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2015 are available at: www.proxyvote.com (with your investor identification number) and www.compassminerals.com.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “Compass Minerals,” “we,” “us,” and “our” refer to Compass Minerals International, Inc.

Annual Meeting of Stockholders

Date:	May 4, 2016
Time:	9:00 a.m., Central Daylight Time
Place:	Compass Minerals’ offices at 9900 West 109th Street, Suite 100, Overland Park, Kansas
Record Date:	March 7, 2016
Voting:	Stockholders as of the record date are entitled to one vote per share on matters presented at the Annual Meeting.

Voting Matters and the Board of Director’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of three directors	FOR each Director Nominee	6
Advisory approval of the compensation of our named executive officers for fiscal year 2015	FOR	24
Ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered public accounting firm for fiscal year 2016	FOR	52

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before our 2016 Annual Meeting of Stockholders (the “Annual Meeting”).

Director Nominees

Stockholders are being asked to elect each of the director candidates nominated by the Board of Directors of Compass Minerals (the “Board of Directors” or “Board”).

Name	Age	Director Since	Occupation	Independent	Position/Committee Memberships
Eric Ford	61	2011	Retired Executive Vice President, Peabody Energy Corporation	Yes	Environmental, Health, and Safety Committee (Chairman) Nominating and Corporate Governance Committee
Francis J. Malecha	52	2013	President and Chief Executive Officer of Compass Minerals	No	Environmental, Health, and Safety Committee
Paul S. Williams	56	2009	Partner and Managing Director, Major, Lindsey & Africa, LLC	Yes	Compensation Committee (Chairman) Audit Committee

Our stockholders expect our Board of Directors to oversee management performance, ensure the long-term interests of our stockholders are being served, monitor risks and adherence to our policies, and perform the duties and responsibilities assigned to our Board under our Bylaws and the laws of the State of Delaware, our state of incorporation. To fulfill these responsibilities, our Board of Directors is committed to being comprised of directors who bring diverse backgrounds, viewpoints, and perspectives. We believe each of our directors’ qualifications add to the overall performance of our Board. The following table summarizes each of our directors, including our three nominees.

i

Our Directors	Business/ Functional Leader: 8
	Financial Experts: 2	Sales and Marketing: 4
	Strategy/M&A: 8	Risk Management: 6
	Industry Knowledge: 3	International Business: 5

	Age Director Since Principal Occupation	Qualifications	Committees	Other Public Company Boards
David J. D’Antoni Independent	71 2004 Retired Senior Vice President and Group Operating Officer of APAC and Valvoline, Ashland, Inc.		Nominating/ Corporate Governance (Chair) Environmental, Health, & Safety	State Auto Financial Corporation OMNOVA Solutions, Inc.
Eric Ford Independent	61 2011 Retired Executive Vice President, Office of the Chief Executive Officer, Peabody Energy Corporation		Nominating/ Corporate Governance Environmental, Health, & Safety (Chair)	None
Richard S. Grant Independent	69 2004 Retired Chief Executive Officer, BOC Process Gas Solutions		Nominating/ Corporate Governance Audit Compensation	BlueLinx Holdings, Inc.
Francis J. Malecha	52 2013 President and Chief Executive Officer, Compass Minerals International, Inc.		Environmental, Health, & Safety	None
Allan R. Rothwell Independent	68 2006 Retired Executive Vice President and President of the Voridian Division, Eastman Chemical Company		Audit (Chair) Environmental, Health, & Safety	OMNOVA Solutions, Inc.
Lori A. Walker Independent	58 2015 Retired Chief Financial Officer and Senior Vice President, The Valspar Corporation		Audit Compensation	Constellium N.V.
Paul S. Williams Independent	56 2009 Partner and Managing Director, Major, Lindsey & Africa, LLC		Audit Compensation (Chair)	Bob Evans Farms, Inc. Essendant, Inc. (f/k/a United Stationers Inc.)
Amy J. Yoder Independent	49 2012 President and Chief Executive Officer, Anuvia Plant Nutrients		Nominating/ Corporate Governance Compensation	None

Corporate Governance Highlights

Our Board of Directors places great value on strong governance controls and regularly evaluates and implements emerging best practices. Set forth below are key highlights of our corporate governance practices that are further discussed in the “Board of Directors and Committees” and “Corporate Governance” sections of this Proxy Statement:

•	We believe our Board is appropriately sized with eight members.

•	All of our directors except our Chief Executive Officer (“CEO”) are independent with varying degrees of tenure on the Board.

•	Our Board leadership consists of a Lead Independent Director and independent Committee Chairs.

•	Following a comprehensive director search, our Board appointed a new director, Ms. Lori A. Walker, in July 2015.

•	We value diversity, which is exhibited in our directors’ gender, professional expertise, and background.

•	Our Board met five times in 2015 with executive sessions of independent directors at each regularly scheduled Board meeting and as deemed necessary.

•	Our Board includes two audit committee financial experts.

•	Our Board oversees our enterprise risk management process and succession plans for all executive officers.

•
Our Board recognizes the environmental and safety risks that are inherent in our business and actively oversees our compliance with environmental, health, and safety initiatives through its Environmental, Health, and Safety Committee.

•
Our anti-hedging policy prohibits all directors, officers, and employees from engaging in short sales of Company securities and from buying or selling put options, call options, or other derivatives of Company securities or any other hedging transactions (or engaging in comparable transactions).

•	Self-evaluations for our Board as a whole, each Committee, and individual directors are conducted on an annual basis.

•	All directors are in compliance with our Stock Ownership Guidelines requiring significant director ownership of Compass Minerals common stock.

Ratification of Auditors

Stockholders are being asked to ratify the selection of Ernst & Young LLP as our independent auditors for 2016.

Advisory Approval of Executive Compensation

Stockholders are being asked to cast an advisory, non-binding vote to approve compensation awarded to our named executive officers. Our Compensation Committee and Board of Directors value the opinions expressed by our stockholders and will continue to consider the results of this advisory vote when evaluating our executive compensation program in the future.

Executive Compensation Highlights

Our executive compensation program is designed to promote stockholder interests by aligning our compensation with the realization of Compass Minerals’ business objectives and stockholder value. Set forth below are key highlights of our executive compensation program that are further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement:

•	Our stockholders affirmed their support of our executive compensation program in 2015 by casting 96% of the votes in favor of our named executive officers’ compensation.

•
The performance of our executive officers is essential to achieving our goal of increasing stockholder value. Our executive compensation program has a significant portion of at-risk short- and long-term components to ensure alignment of executive officer and stockholder interests.

•
Our executives’ total direct compensation consists of three principal elements (base salary, annual cash bonus based on Company and individual objectives, and long-term equity incentives). Our Compensation Committee regularly reviews each of our named executive officer’s total direct compensation to ensure they are tied to performance, competitive in comparison to our peers, and appropriate to attract and retain top talent.

•
Our 2015 targeted fixed compensation for our CEO was 23% of his total direct compensation package while our other named executive officers’ (“NEOs”) targeted fixed compensation was 35% of their total direct compensation.

•
Variable compensation, which is comprised of both a cash bonus and long-term equity, was targeted for fiscal year 2015 to constitute 77% of our CEO’s total direct compensation and 65% of our other NEOs’ total direct compensation.

•
Our Management Annual Incentive Plan (“MAIP”) rewards our executives for achieving stretch targets that emphasize performance by the Company, business unit/function, and individual executives. In 2015, our annual cash bonus under our MAIP paid out at 54.4% of target on average for our NEOs.

•	There were no discretionary bonuses despite strong performance by each of our NEOs.

•	A significant portion of our executive compensation is tied to long-term performance with 100% of our long-term incentive awards denominated and paid in equity of the Company rather than cash.

•	Our CEO’s 2015 total direct compensation at target was 9.5% below the market median and our other NEOs’ total direct compensation at target averaged 5.4% below the market median.

•	All executive officers are on track to be in compliance with our Stock Ownership Guidelines, which require significant executive ownership of Compass Minerals common stock.

•	Our Clawback Policy requires repayment of certain executive compensation payments in the event of a financial restatement.

•	Our Option Repricing Policy requires stockholder approval to reprice any previously granted stock options.

COMPASS MINERALS INTERNATIONAL, INC.
9900 West 109th Street, Suite 100
Overland Park, Kansas 66210
(913) 344-9200

2016 PROXY STATEMENT

Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of minerals, including salt, sulfate of potash specialty fertilizers, micronutrients, and magnesium chloride. We currently operate 13 production and packaging facilities, including the largest rock salt mine in the world in Goderich, Ontario, and the largest salt mine in the United Kingdom (“U.K.”) in Winsford, Cheshire. Our solar evaporation facility located in Ogden, Utah, is both the largest sulfate of potash production site and the largest solar salt production site in the United States and Canada (“North America”). We provide highway deicing salt to customers in North America and the U.K., and specialty fertilizers and micronutrients to growers and fertilizer distributors worldwide. We also produce and market consumer deicing and water conditioning products, ingredients used in consumer and commercial food preparation, and other mineral-based products for consumer, agricultural, and industrial applications. In the U.K., we operate a records management business utilizing excavated areas of our Winsford salt mine with one other location in London, England.

The Board of Directors is providing you this Proxy Statement in connection with the solicitation of proxies on its behalf for the 2016 Annual Meeting. The meeting will take place at the Company’s corporate offices, 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210 on Wednesday, May 4, 2016, at 9:00 a.m. local time. At the meeting, stockholders will vote on the election of three directors, advisory approval of the compensation of the named executive officers for the fiscal year ended December 31, 2015, as set forth in this Proxy Statement, and ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered accounting firm for fiscal year 2016. In addition, stockholders will transact any other business that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy, you authorize Matthew J. Foulston and Diana C. Toman, both officers of Compass Minerals, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting. A stockholder submitting a proxy retains the right to revoke it at any time prior to the final vote at the Annual Meeting. You may revoke your proxy by voting again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s corporate secretary a written notice of revocation prior to the Annual Meeting. Please note that if you are a beneficial owner of shares, you must obtain a legal proxy from the record holder and bring it to the meeting in order to vote in person.

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide stockholders with access to our proxy materials over the Internet rather than providing them in paper form. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet, rather than a printed copy of the proxy materials, to stockholders of record as of the close of business on March 7, 2016. The Notice of Internet Availability of Proxy Materials will be first sent or provided to stockholders entitled to vote at the Annual Meeting on or about March 24, 2016. Stockholders may also obtain a copy of these proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

Compass Minerals’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including Compass Minerals’ audited annual financial statements), is provided with this Proxy Statement to those stockholders requesting copies. Neither the Annual Report nor the information contained on Compass Minerals’ website constitute a part of the proxy solicitation materials or are incorporated by reference into this Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE ONLINE OR BY TELEPHONE OR SUBMIT YOUR PROXY.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The purpose of the meeting is to consider and act upon the following proposals:

1.	Election of three directors, each for a term of three years;

2.	Advisory approval of the compensation of the named executive officers for fiscal year 2015, as set forth in this Proxy Statement;

3.	Ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered accounting firm for fiscal year 2016; and

4.	Consideration of any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Members of Compass Minerals’ management team and a representative of Ernst & Young LLP are expected to be present at the meeting to respond to questions from stockholders.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to view the Company’s proxy materials for the Annual Meeting on the Internet and how to instruct the Company to send future proxy materials, including the Notice of Internet Availability of Proxy Materials, to you electronically by email. The Company’s proxy materials are also available on the Company’s website at www.compassminerals.com.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares by voting by telephone or Internet with respect to each Notice of Internet Availability of Proxy Materials you receive, or by completing and returning each proxy card you receive.

How can I request and receive a paper or email copy of the proxy materials?

You may request and receive a paper or email copy of the proxy materials at no cost at www.proxyvote.com, by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com. In each case, you will need your 12-digit investor identification number from the Notice of Internet Availability of Proxy Materials to request the materials.

Who is entitled to vote?

The record date for the meeting was March 7, 2016. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 33,744,639 shares of Compass Minerals common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability of Proxy Materials is being forwarded to you by your bank or brokerage firm (the “record holder”). If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from the record holder. As the beneficial owner, you have the right to direct your record holder how to vote your shares and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a “non-routine” item, your shares will be considered “broker non-votes” on that proposal.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy form from the record holder of your shares and bring it to the Annual Meeting with photo identification.

Which ballot measures are considered “routine” or “non-routine”?

The advisory vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for 2016 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

The election of directors (Proposal No. 1) and the advisory vote to approve the compensation of named executive officers (Proposal No. 2) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist for Proposal No. 1 and No. 2. It is important that you vote or direct the voting of your stock.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Who may attend the Annual Meeting?

All Compass Minerals stockholders as of the record date, March 7, 2016, may attend the Annual Meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority vote of the stockholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given unless the adjourned meeting is more than 30 days later or a new record date is fixed.

What if I do not return my proxy and do not attend the Annual Meeting?

If you are a record holder (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors or the advisory vote on executive compensation, so it is important that you provide such voting instructions.

For the proposals listed above for which a bank or broker cannot vote without your instruction, if you do not provide voting instructions to your bank or broker on such proposals, the votes will be considered “broker non-votes” and will not be counted in determining the outcome of the vote. “Broker non-votes” will be counted as present for purposes of determining whether a quorum is present to hold the Annual Meeting.

How do I vote?

STOCKHOLDERS OF RECORD	VOTING METHOD	BENEFICIAL OWNERS
(shares registered on the books of the Company via Computershare)		(shares held through your bank or brokerage account)
Visit www.proxyvote.com
Use the Internet to transmit your voting
instructions and for electronic delivery of
information up until 11:59 p.m. Eastern Time on May 3, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
via the Internet :
Visit www.proxyvote.com
Use the Internet to transmit your voting
instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Call 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2016. Have your proxy card in hand when you call and then follow the instructions.
by phone (
Call in Your Vote
To vote by telephone please follow the
instructions on your voter instruction form to vote up until 11:59 p.m. Eastern Time on May 3, 2016. Have your voter instruction form available when you call and then follow the instructions.

Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717 Mark, sign, and date your proxy card and mail to the address listed above.	by mail /	Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717 Mark, sign, and date your proxy card and mail to the address listed above.
You may vote in person at the Annual Meeting. Please bring photo identification and request a ballot when you arrive.	in person ?
If you wish to vote in person at the
Annual Meeting, you must obtain a legal proxy from the record holder, bring it to the Annual Meeting with photo identification, and present it for a ballot to be able to vote in person.

Who will count the votes?

Broadridge Financial Services, Inc. will tabulate the votes.

How does the Board of Directors recommend I vote on the proposals?

The Board recommends that you vote:

Agenda Item	Board Vote Recommendation	Page Reference
Election of three directors	FOR each Director Nominee	6
Advisory approval of the compensation of our named executive officers for fiscal year 2015	FOR	24
Ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered public accounting firm for fiscal year 2016	FOR	52

What if I do not specify how my shares are to be voted?

Your vote will be considered cast as follows:

Agenda Item	How Shares Will Be Voted	Page Reference
Election of three directors	FOR each Director Nominee	6
Advisory approval of the compensation of our named executive officers for fiscal year 2015	FOR	24
Ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered public accounting firm for fiscal year 2016	FOR	52

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting; however, the proxy holders will vote your shares in accordance with their best judgment.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee.

What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by the affirmative vote of a majority of the votes cast at the meeting with respect to that director nominee. In other words, each nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the votes cast “against” the nominee’s election. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the Annual Meeting.

How will broker non-votes and abstentions be treated?

The table below summarizes the treatment of abstentions and broker non-votes for each proposal that will be brought before the Annual Meeting.

Agenda Item	Abstentions	Broker Non-Votes
Election of three directors	No effect	Not taken into account
Advisory approval of the compensation of our named executive officers for fiscal year 2015	Counted as “against”	Not taken into account
Ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered public accounting firm for fiscal year 2016	Counted as “against”	Not applicable

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC no later than May 10, 2016. After the Form 8-K is filed, you may obtain a copy by visiting our website.

GOVERNANCE
PROPOSAL 1—ELECTION OF DIRECTORS

Current Nominees

The Board of Directors currently consists of eight directors divided into three classes (Class I, Class II, and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class I directors will expire at the upcoming Annual Meeting.

The Board of Directors has nominated each of Eric Ford, Francis J. Malecha, and Paul S. Williams for election as Class I directors for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2019 or until their successors are elected and qualified. Messrs. Ford, Malecha, and Williams currently serve as Class I directors. Mr. Ford was first elected to serve on the Board of Directors in 2011, Mr. Malecha was first appointed in 2013 (when he joined the Company as President and Chief Executive Officer), and Mr. Williams was first elected in 2009.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected for either nominee, the proxy holders will vote your shares for the substitute nominee.

Vote Required

Stockholders elect directors by majority vote. In other words, a nominee will be elected if the votes cast for such nominee exceed the votes cast against such nominee. Abstentions and broker non-votes will have no effect on the election of any nominee.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF EACH OF THE THREE NOMINEES.

2016 NOMINEES FOR DIRECTOR

The following table sets forth each nominee’s name, age at the time of the Annual Meeting, principal occupation, and employment during the past five years, the year in which he or she first became a director of Compass Minerals, and directorships held in other public companies during the past five years as well as the experience, qualifications, attributes, and skills that support their nomination as a director.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2019 ANNUAL MEETING

Director	Age	Principal Occupation, Directorships, and Qualifications
Mr. Eric Ford	61
Eric Ford has been a director of the Company since August 2011. Mr. Ford was Executive Vice President, Office of the Chief Executive Officer of Peabody Energy Corporation when he retired in January 2014. Peabody Energy Corporation is the world’s largest private sector coal company, and Mr. Ford was an executive with that company in various senior executive roles since March 2007. In his last role, Mr. Ford oversaw strategic aspects of the Australia platform, including business direction, operational and commercial strategy and performance, and external stakeholder interaction. Prior to joining Peabody, he served as Chief Executive Officer of Anglo Coal Australia Pty Ltd.

Mr. Ford has (i) substantial leadership experience in managing and operating mining businesses on four continents; (ii) extensive expertise in strategic long- and short-term natural resource planning and optimization; (iii) a deep understanding of environmental, health, and safety practices and risk mitigation; and (iv) significant project development and implementation experience. Mr. Ford brings to our Board demonstrated executive leadership expertise and a keen understanding of the complexity of operating a global mining company.

Mr. Francis J. Malecha	52
Francis J. Malecha has been a director of the Company since January 2013, when he was retained as President and Chief Executive Officer and appointed to the Board of Directors. Stockholders elected Mr. Malecha to the Board in May 2013. He joined Compass Minerals with more than 25 years of experience in agri-business. From 2000 through 2013, he worked of Viterra Inc., a global agri-business company. He served as Chief Operating Officer-Grain from 2007 to 2012 and served as Senior Vice President-Grain and Vice President-Grain Merchandising & Transportation from 2000 to 2007. Viterra Inc. was acquired by Glencore International plc in December 2012 at which time Mr. Malecha was named Head of Agricultural Products, North America. At Viterra Inc., Mr. Malecha’s responsibilities included global grain merchandising, transportation, operations, commodity risk management, and international merger and acquisition activity. Prior to Viterra Inc., Mr. Malecha worked for 15 years with General Mills, Inc. in the grain division.

Mr. Malecha has (i) extensive operating and managerial experience in domestic and international businesses; (ii) inclusive leadership and communication skills; (iii) commodity risk management expertise; (iv) extensive experience in advancing growth strategies, including acquisitions and strategic alliances; and (v) broad experience in corporate governance. Mr. Malecha’s executive leadership and strong strategic focus continue to provide our Board with the insight necessary to strategically plan for our Company’s long-term success.

Director	Age	Principal Occupation, Directorships, and Qualifications
Mr. Paul S. Williams	56
Paul S. Williams has been a director of the Company since June 2009. Since 2005, he has been a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, where he also serves as Director of Global Diversity Search, assisting legal organizations in enhancing their diversity. From April 2001 through April 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc., a provider of products and services to healthcare providers and manufacturers. Mr. Williams is a well-respected leader in the area of diversity, frequently speaking on diversity-related issues. He currently serves as a director of Bob Evans Farms, Inc., an owner and operator of restaurants, and Essendant, Inc. (f/k/a United Stationers, Inc.), a national wholesale distributor of business products.

Mr. Williams has (i) comprehensive legal and regulatory executive management experience in large, publicly traded international companies; (ii) a strong background in human resources and leadership development as well as compensation practices; (iii) significant expertise in strategic alliances, mergers, and acquisitions; and (iv) substantial diversity and inclusion leadership skills. Mr. Williams’ extensive legal and executive management experience and distinctive knowledge of executive compensation and corporate governance matters have proven to be valuable to our Board and in his position as Chairman of the Compensation Committee.

CONTINUING DIRECTORS
The terms of Compass Minerals’ two Class II directors and three Class III directors expire at the Annual Meeting of Stockholders in 2017 and 2018, respectively. The following tables set forth, with respect to Class II and Class III directors, their names, ages at the time of the Annual Meeting, principal occupations, and employment during the past five years, the year in which they first became directors of Compass Minerals, and directorships held in other public companies during the past five years (even if they no longer serve on those boards). The tables also set forth the experience, qualifications, attributes, and skills that support their service as a director.

CLASS II DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2017 ANNUAL MEETING

Director	Age	Principal Occupation, Directorships, and Qualifications
Mr. Richard S. Grant	69
Richard S. Grant has been a director of the Company since April 2004. From 1998 until his retirement in 2002, Mr. Grant served as Chief Executive Officer of BOC Process Gas Solutions, a global business providing utilities and services primarily to the chemical, petrochemical, and metals industries. Concurrently, he served as a director of the BOC Group plc and Chairman of CNC sa, a Mexican joint venture. Mr. Grant currently serves as a director of BlueLinx Holdings, Inc., a distributor of building products.

Mr. Grant has (i) substantial leadership experience in a variety of complex, international businesses, which includes leadership positions based overseas; (ii) extensive experience involving acquisitions and strategic alliances; (iii) strong understanding of corporate governance and board leadership for public and private companies; and (iv) experience in strategic planning and major capital projects. Mr. Grant’s international management and acquisition experience combined with his refined leadership skills have been critical to our Board and his effective leadership as the Lead Independent Director.

Ms. Amy J. Yoder	49
Amy J. Yoder has been a director of the Company since May 2012. Ms. Yoder is the President and CEO of Anuvia Plant Nutrients, an enhanced efficiency fertilizer company. Prior to joining Anuvia in June 2015, Ms. Yoder served as Chief Executive Officer and President of Arysta LifeScience North America, LLC, a division of the world’s largest privately held crop protection and life science company. For more than five years prior to joining Arysta in 2010, Ms. Yoder’s substantial experience included positions as a senior advisor to Atlas Advisors, LLC; President of the United Industries division of Spectrum Brands, Inc.; Vice President and General Manager for Biolab of Chemtura, Inc.; Vice President of the turf and specialty division of Nufarm Ltd.; President of the UAPTimberland division of United Agri Products; and North American brand manager, national sales manager, and local market manager at Monsanto.

Ms. Yoder has (i) substantial executive experience in the agrichemical industry; (ii) strong leadership and communication skills; (iii) expansive sales and marketing background; and (iv) broad experience in strategic planning. Her expertise in the agrichemical industry and distribution channels have made her a valuable member of our Board.

CLASS III DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2018 ANNUAL MEETING

Director	Age	Principal Occupation, Directorships, and Qualifications
Mr. David J. D’Antoni	71
David J. D’Antoni has been a director of the Company since November 2004. In September 2004, Mr. D’Antoni retired from Ashland, Inc. where he served as Senior Vice President and Group Operating Officer of APAC and Valvoline since March 2000. He also served as President of APAC and Ashland Chemical. Mr. D’Antoni has served as a director of State Auto Financial Corporation, an insurance holding company since 1995, and as a director of OMNOVA Solutions, Inc., a global provider of emulsion polymers, specialty chemicals, and decorative and functional surfaces since 2004.

Mr. D’Antoni has (i) substantial operating and management experience in global businesses; (ii) a strong knowledge of legal, regulatory, and environmental, health, and safety matters; and (iii) significant experience in international mergers and acquisitions. Mr. D’Antoni’s extensive operational management experience and understanding of corporate governance matters have proven to be valuable to our Board and in his position as Chairman of our Nominating and Corporate Governance Committee.

Mr. Allan R. Rothwell	68
Allan R. Rothwell has been a director of the Company since March 2006. In April 2006, Mr. Rothwell retired from Eastman Chemical Company where he served as Executive Vice President and President of its Voridian Division. Mr. Rothwell joined Eastman Chemical in 1969 and held various positions including Vice President, Corporate Development and Strategy; President, Chemicals Group; Senior Vice President and Chief Financial Officer; and President, Polymers Group. Mr. Rothwell has served as a director of OMNOVA Solutions, Inc., a global provider of emulsion polymers, specialty chemicals, and decorative and functional surfaces since 2010.

Mr. Rothwell has (i) extensive sales and managerial experience in global businesses; (ii) substantial knowledge of financial matters and internal controls; (iii) extensive experience in advancing growth strategies, including acquisitions and strategic alliances; and (iv) broad understanding of corporate governance. Mr. Rothwell’s extensive leadership experience in global, publicly traded companies and proven expertise in acquisitions and strategic alliances have made him a valuable member of the Board and Chairman of the Audit Committee.

Ms. Lori A. Walker	58
Lori A. Walker has been a director of the Company since 2015. Ms. Walker previously served as Chief Financial Officer and Senior Vice President of The Valspar Corporation, a global coatings manufacturer, from 2008 to 2013, where she led the Finance, IT, and Communications teams. Prior to that position, Ms. Walker served as Valspar’s Vice President, Controller and Treasurer from 2004 to 2008, and as Vice President and Controller from 2001 to 2004. Prior to joining Valspar, Walker worked at Honeywell, Inc., a global conglomerate of commercial and consumer products, for 20 years in progressively increasing roles of responsibility. Her last role at Honeywell was the director of global financial risk management. Ms. Walker currently serves on the board of directors of Southwire, a private industrial manufacturer of wire and cable, and Constellium, a publicly traded aluminum fabricator for automotive, aerospace, and packaging industries.

Ms. Walker has (i) extensive experience as a financial executive with broad knowledge of financial controls and systems; (ii) strategic planning expertise; (iii) a strong background in acquisition, divestitures, and strategic alliances; and (iv) active service on the audit committee of a public company and as audit committee chair of a private company. Ms. Walker’s extensive financial leadership experience in global, publicly traded companies, knowledge of financial controls and systems, and understanding of IT infrastructure have made her a valuable addition to our Board in 2015.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the New York Stock Exchange (“NYSE”), our Board of Directors evaluates the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact the independence of one or more directors (e.g., in connection with a change in employment status).

Under the general NYSE director independence rules, a director is independent if the Board of Directors affirmatively determines that the director currently has no direct or indirect material relationship with the Company and:

•
the director has not been an employee of the Company within the last three years, and no member of the director’s immediate family has served as an executive officer of the Company within the last three years;

•
neither the director nor any member of the director’s immediate family, within the last three years, has received more than $120,000 per 12-month period in direct compensation from the Company (excluding director or committee fees, pensions, or deferred compensation for prior service);

•
(i) the director is not a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) the director does not have an immediate family member who is a current partner of such a firm; (iii) the director does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) neither the director nor any immediate family member of the director has been, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
neither the director nor any member of the director’s immediate family has been employed as an executive officer by any company whose compensation committee includes an executive officer of the Company; and

•
the director is not a current employee, and no member of the director’s immediate family is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In making this determination, our Board broadly considers the relevant facts and circumstances, including:

•
the nature of any relationships with the Company, including personal and business relationships as well as any relationships with the director’s employer or any company on whose board the director serves;

•	the significance of the relationship to the Company, the other organization, and the individual director;

•
whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits; and

•	any commercial, banking, consulting, legal, accounting, charitable, and familial relationships.

After considering the standards for independence adopted by the NYSE and the various other factors described above, our Board has determined that, in its judgment, our current directors, David J. D’Antoni, Eric Ford, Richard S. Grant, Allan R. Rothwell, Lori A. Walker, Paul S. Williams, and Amy J. Yoder are independent directors. In addition, our Board also determined that former directors, Bradley J. Bell and Perry M. Premdas, were both independent during their service in 2015. The Board of Directors made additional determinations for Compensation and Audit Committee member independence as described in the applicable sections below. In making these determinations, our Board has considered the relevant facts and circumstances. The Board of Directors has also determined that, in its judgment, there are no other relationships, whether industrial, banking, consulting, legal, accounting, charitable, or familial, which would impair the independence of any of these directors or nominees. Under NYSE rules, our Chief Executive Officer, Francis J. Malecha, is not deemed independent due to his current position as a Company employee.

None of the directors, other than Mr. Malecha, received any compensation from the Company other than customary director fees, including Lead Independent Director fees, fees for chairing Board committees, and an annual committee service fee.

Meetings

The Board of Directors meets regularly throughout the year. During 2015, the Board held five meetings. All of the directors of the Company attended at least three-quarters of the Board and applicable committee meetings during their tenure in 2015. Directors are expected to attend each Annual Meeting of Stockholders, and in 2015, all of our Directors, except Ms. Walker who was not appointed until June, attended the Annual Meeting.
Executive Sessions. At each regularly scheduled Board meeting, the non-employee directors meet without management present. The Lead Independent director presides at such meetings. The non-employee directors also may and do meet without management present at other times as deemed necessary.

Board Leadership

The Board of Directors has a Lead Independent Director, charged with chairing the executive sessions of non-employee directors, and coordinating evaluations of the Board, Board committees, individual directors, and CEO performance. The Lead Independent Director also acts as a liaison between the non-employee directors and the Company’s management and assists the Company’s CEO in establishing agendas for Board meetings, considering agenda items suggested by independent directors, prioritizing Board agenda items, activities, and other matters pertinent to the Company and our Board, and approving the final agenda. Executive sessions of non-employee directors are held as part of each regularly scheduled meeting of our Board. Any non-employee director can request that an additional executive session be scheduled. In May 2015, our Board elected Richard S. Grant to serve as Lead Independent Director. Mr. Grant has served as Lead Independent Director since 2005.

We believe our Board leadership is effective. The current structure appropriately allows full discussion of significant issues, supported by input from executive management. Agendas for Board meetings are built around an annual Board-approved matrix of topics with additional elements developed jointly by the CEO and the Lead Independent Director with input from the other directors. Board meetings are led by the CEO with significant input from the Lead Independent Director. All directors (other than the CEO) are independent. Functioning in this manner, the Board presently does not see the need to have a Chairman.

The Board of Directors periodically considers whether this leadership structure is appropriate for the Company and has concluded that the structure remains appropriate given the specific circumstances of the Company, including the established effectiveness of the Lead Independent Director’s role on the Board, the Nominating/Corporate Governance Committee’s significant role in the nominee selection process for new or re-elected directors, the independence of all seven non-management directors of the Board, and the effectiveness of the executive session meetings of non-employee directors at each regularly scheduled meeting of our Board.

Audit Committee and Board’s Role in Risk Oversight

The Board’s role in the Company’s risk management process is one of oversight. Risk management activities are the responsibility of Company management, and include the development of strategies and actions to anticipate, identify, assess, manage, and appropriately mitigate the identified risks.

Company management has implemented an enterprise risk management process and presents an overview of those findings periodically to our Board. Committees of our Board are provided with more specific information on risk mitigation activities relating to the responsibilities of those committees.

The Company’s enterprise risk management process is intended to identify and assess risk and to develop strategies and policies regarding risk acceptance, reduction, mitigation, or avoidance. The Audit Committee reviews the enterprise risk management process, the Company’s major financial risk exposures, and steps taken by management to monitor and control those exposures. The Company’s management periodically presents a report on enterprise risk management to the Board of Directors, including information on the Company’s top risks, providing our Board an opportunity to inquire and provide guidance on the Company’s risk management activities. Risk assessment and management is also reflected in the Company’s annual strategic planning process. The strategic plans of the Company are regularly discussed by management and the Board.

The independent structure of our Board enables objective oversight of the risk management process.

Compensation Policies and Practices Related to Risk Management

On an annual basis, the Compensation Committee and Company management evaluates our current compensation policies and practices to determine whether any of our compensation plans are reasonably likely to have a material adverse effect on the Company. This analysis included the broad facts and circumstances of the Company’s executive compensation program, pay rates of Company employees compared to payment practices at peer companies, the mix of corporate/business-unit bonus plan targets, share ownership in the key employee group, broad stock ownership guidelines, and internal controls. In conducting this risk assessment, our Compensation Committee sought guidance from management, compensation experts, and legal counsel. Based on its evaluation, the Compensation Committee determined that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

Majority Voting Provision

Our Bylaws were amended in December 2014 to provide that, in an uncontested election of directors, each director must be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), and in a contested election, each director will be elected by a plurality of the votes cast (meaning that the nominees receiving the highest number of votes “for” will be elected even if any such nominee receives less than a majority of the votes cast).

Under our Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of “against” votes than “for” votes at a meeting of stockholders at which a quorum is present, will promptly tender his or her resignation to our Board.

Director Resignation Policy

The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board must act on the tendered resignation, taking into account the recommendation of the Nominating/Corporate Governance Committee (“Governance Committee”), within 90 days from the date of the certification of the election results. The Board will promptly publicly disclose by furnishing a report with the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the resignation offer. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to (i) the stated reasons, if any, why stockholders withheld their votes, (ii) possible alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Company, and (vi) the overall composition of the Board.

The director who tenders his or her resignation will not participate in the recommendation of the Governance Committee or the decision of the Board with respect to his or her resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board pursuant to the Company’s Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Multiple Directorship Policy

The Board of Directors has a policy limiting the number of public company boards on which a director may serve. Non-employee directors are limited to five board positions of for-profit companies, while the CEO of the Company is limited to two board positions of for-profit companies (in both cases the total number includes the Company) without the approval of our Board.

Board Evaluation Process

Our Board believes in annually evaluating the performance of the full Board, its committees, the Lead Independent Director, and individual directors. In 2015, our Board and each committee reviewed its performance, and the Board reviewed the performance of individual directors. Our Corporate Governance Committee reviewed the performance of the Lead Independent Director. As part of the evaluation process, each of our committees considers the elements of its charter in its evaluation of the effectiveness of its performance.

Succession Planning

Each year, our Board works with Company management to prepare and review succession and development plans for the CEO and all executive officers. In addition, succession planning and talent management discussions are embedded in our leadership and performance management processes.  We also continue to develop our talent capability through job movement and experiences, new tools, training, and hiring outside talent with diverse backgrounds. Going forward, we will continue to focus on developing our leader’s change agility competency.

Committees

Our Board has four standing Committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Environmental, Health, and Safety Committee (“EHS Committee”). Each Committee operates under a written charter adopted by the Board, which are available on our website at www.compassminerals.com via our Investor Relations page. All of our Committees have the authority to retain outside advisors to assist each Committee, respectively, in meeting their responsibilities, as necessary and appropriate, and to ensure that we provide funding to pay the fees and expenses of such advisors. The membership as of the date of this proxy, functions, and other relevant information relating to each Committee are described below.

Name	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Environmental, Health, and Safety Committee
David J. D’Antoni			Chair	x
Eric Ford			x	Chair
Richard S. Grant	x	x	x
Francis J. Malecha				x
Allan R. Rothwell	Chair			x
Lori A. Walker	x	x
Paul S. Williams	x	Chair
Amy J. Yoder		x	x

Audit Committee.    Our Audit Committee held eight meetings in 2015. Our Audit Committee is charged with, among other things:

•
overseeing the work of the Company’s internal accounting and auditing processes and discussing with management the Company’s processes to manage business and financial risk, and to ensure compliance with significant applicable legal, ethical, and regulatory requirements;

•
responsibility for the appointment, compensation, retention, and oversight of the independent registered accounting firm engaged to prepare or issue audit reports on the financial statements of the Company;

•	responsibility for overseeing the independent registered accounting firm’s qualifications and independence;

•	annually reviewing and assessing the Company’s Code of Business Conduct and Ethics and submitting recommendations to the Board; and

•
at least annually, reviewing and evaluating its charter and its own performance, including its compliance with its charter, and reporting the results of such evaluation, including any changes in procedures or policies to our Board.

The Audit Committee relies on the expertise and knowledge of management, the Company’s internal auditors, and the independent registered accounting firm in carrying out its oversight responsibilities.

The Company has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees. Depending upon the type of violation, violations are required to be reported to a supervisor, the next level of management, a human resources representative, the Company’s internal audit group, the Company’s legal counsel, or the Chief Compliance Officer. Violations may also be reported to the Company’s anonymous Compliance Hotline. If the Chief Compliance Officer determines that a director, officer, or employee of the Company has violated the Code of Business Conduct and Ethics, he must report the violation to the CEO and the Company’s Audit Committee. The Code of Business Conduct and Ethics is available on the Company’s website at www.compassminerals.com.

Our Board has affirmatively determined that, in its judgment, each current member of the Audit Committee meets the independence requirements for Audit Committee members as established by the NYSE. The Board of Directors has also determined that Allan R. Rothwell and Lori A. Walker are each an “audit committee financial expert,” as defined by applicable rules of the SEC. A report of the Audit Committee is set forth on page 53 of this Proxy Statement.

Compensation Committee.    Our Compensation Committee held five meetings in 2015. Our Compensation Committee is charged with, among other things:

•	at least annually, reviewing the compensation philosophy of the Company;

•
at least annually, reviewing and approving corporate goals and objectives relating to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and determining and approving the compensation of the CEO based on such evaluation;

•
at least annually, reviewing and approving all compensation, including perquisites, for all executive officers identified as Section 16 reporting officers of the Company for purposes of the Securities Exchange Act of 1934;

•
making recommendations to our Board with respect to non-CEO compensation, incentive-compensation plans, equity-based plans, retirement plans, and reviewing and approving all officers’ employment agreements and severance arrangements;

•	at least annually, reviewing the compensation of the Board as compared to other similarly sized or industry-related companies;

•	striving to ensure that the compensation paid to the Company’s executive officers is fully deductible under Section 162(m) of the U.S. Internal Revenue Code;

•
at least annually, reviewing and evaluating its charter, and its own performance including its compliance with its charter and reporting the results of such evaluation, including any changes in procedures or policies to the Board;

•
reviewing the risks related to the Company’s compensation policies and practices, reviewing and discussing, at least annually, the relationship between the Company’s risk management policies and practices, the Company’s corporate strategy, and the Company’s compensation policies and practices;

•
reviewing and approving the Company’s Director Compensation Report, reviewing and discussing with management the Compensation Discussion and Analysis, and recommending to the Board that the Director Compensation Report and the Compensation Discussion and Analysis be included in the Company’s Proxy Statement; and

•
appointing, compensating, and overseeing compensation advisers after considering their independence, identifying and resolving any conflicts of interest with compensation advisers, and disclosing information required by Section 10C(c)(2) of the Securities Exchange Act of 1934 and related NYSE rules regarding retention and advice from such compensation advisers.

Our Board has affirmatively determined that, in its judgment, each current member of the Compensation Committee meets the definition of an independent director as established by the NYSE. In addition, there were no compensation committee “interlocks” during fiscal 2015, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of the Board or as a member of the Compensation Committee. A report of the Compensation Committee is set forth on page 41 of this Proxy Statement.

Nominating/Corporate Governance Committee.    Our Governance Committee held four meetings in 2015. Our Governance Committee is charged with, among other things:

•
assessing and determining whether to recommend for re-election to the Board each incumbent director nearing the end of his or her term, taking into account his or her effectiveness, fit, and potential future contribution if re-elected;

•
identifying, interviewing, and nominating new candidates for election as directors at our Annual Meeting of Stockholders and recommending new candidates to fill Board vacancies that arise between stockholders’ meetings;

•	recommending minimum qualifications for directors and committee appointments, committee chairs, and Lead Independent Director to the Board;

•	developing and recommending policies and procedures for submissions by stockholders of director candidates and consideration of those candidates by the Board;

•
recommending to the Board corporate governance guidelines and principles applicable to the Company and, at least annually, recommending updates if necessary that reflect changes in legislation, listing standards, or good corporate practices;

•	annually reviewing director independence, reviewing and approving related party transactions, and reporting any material related party transactions to the Audit Committee and Board, as appropriate;

•	reviewing with management the Company’s sustainability efforts and reporting; and

•	at least annually, reviewing and evaluating its charter and its own performance including its compliance with its charter.

Our Board has affirmatively determined that, in its judgment, each current member of our Governance Committee meets the definition of an independent director as established by the NYSE.

Environmental, Health, and Safety Committee.    Our EHS Committee held four meetings in 2015. It was established to monitor compliance with environmental, health, and safety initiatives and policies adopted by the Company and is more specifically charged with, among other things:

•
reviewing and discussing with management the significant risks or exposures faced by the Company in the health, safety, and environmental areas and the steps taken by management to address them, including prompt review of significant issues or incidents;

•	reviewing and discussing the Company’s health, safety, and environmental objectives, policies, and performance, including metrics relevant to assess that performance;

•
reviewing and discussing with management the laws and regulations that apply to the Company relating to environmental, health, and safety matters and management’s processes to ensure compliance with them, as well as significant pending legislative and regulatory issues and trends relating to health, safety, and environmental matters;

•
meeting regularly with executive officers and senior operations managers who are primarily responsible for creating and following the Company’s environmental, health, and safety policies and procedures to review those policies and procedures and the Company’s adherence to them;

•	reviewing the environmental and safety disclosures included in the Company’s annual and periodic reports on Forms 10-K and 10-Q;

•
reviewing employee engagement and culture relating to health, safety, or environmental matters with Company management and advising the Company’s Compensation Committee with respect to incentive compensation metrics relating to health, safety, or environmental matters;

•
reporting to the Board the results of the Committee’s reviews and discussions described above and providing periodic training and advice to the Board on matters relating to health, safety, and environmental matters affecting the Company;

•	reviewing with management the Company’s sustainability efforts and reporting; and

•
at least annually, reviewing and evaluating its charter, and its own performance including its compliance with its charter and reporting the results of such evaluation, including any changes in procedures or policies to our Board.

CORPORATE GOVERNANCE

Confidentiality Policy

Directors are required to protect and hold confidential all non-public information obtained because of their position as a director of Compass Minerals unless our Board has approved the disclosure of that information.

Anti-Hedging Policy

The Company has adopted an anti-hedging policy that prohibits all directors, officers, and employees from engaging in short sales of Company securities and from buying or selling put options, call options, or other derivatives of Company securities (or engaging in comparable transactions).

Stock Ownership Guidelines

Our Board has adopted a policy requiring each non-employee director and members of senior management to obtain and maintain ownership in Compass Minerals stock (or its equivalent) at the specified levels. For purposes of the Stock Ownership Guidelines, restricted stock units, whether vested or unvested, earned performance stock units, and director deferred stock units count toward the ownership achievement. The ownership requirements are summarized in the following table:

Position	Stock Ownership Guideline	Compliance Period
Non-Employee Directors	5x Annual Cash Retainer	5 Years from joining the Board
CEO	5x Base Pay or 100,000 Shares (whichever is lower)	5 Years from Appointment
Other Executive Officers	2x Base Pay or 24,000 Shares (whichever is lower)	5 Years from Appointment

As of March 2016, all directors and executive officers had met their ownership guidelines, or were still within their five year window to achieve compliance with the guidance.

Consideration of Director Nominees; Director Qualifications

Our Board has adopted Corporate Governance Guidelines, which are available on our website at www.compassminerals.com. The Corporate Governance Guidelines set forth, among other things, director qualification standards. While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that our Governance Committee and our Board should take into account the following criteria, among others, in considering directors and candidates for the Board:

The minimum qualifications for a director are: (i) personal integrity; (ii) a degree from an accredited college or university or equivalent professional experience; (iii) five years’ successful experience in a senior responsible position; (iv) good communication skills; (v) practical, mature business judgment; (vi) experience in analyzing corporate financial statements; (vii) experience and effectiveness working closely with a team of senior professionals; (viii) available time to dedicate to the position; (ix) the absence of conflicts of interest; and (x) an understanding of organizational structure and accountability, delegation of authority, compensation practices, and the dynamics of competitive businesses.

Our Governance Committee reviews the qualifications, experience, attributes, and skills that qualify each director or director candidate to serve on our Board, and the interplay of such director’s and director candidate’s experience, qualifications, attributes, and skills with the Board as a whole, in addition to diversity and the minimum qualifications described above. Although our Board does not have a formal diversity policy, the Board believes that diversity is an important attribute of a well-functioning board and our Governance Committee should consider diversity in the director identification and nomination process. In making such decisions on director appointments and nominations, the Company has viewed diversity broadly to include differences in customs, culture, thought, generational views, race, gender, skills, knowledge, experience, and background.

Pursuant to our Corporate Governance Guidelines, a director is required to resign effective at the Annual Meeting of Stockholders falling after such director’s 75th birthday.

Procedures for Recommendations of Director Candidates by Stockholders

The Governance Committee will consider director candidates submitted by stockholders of Compass Minerals. Any stockholder who has beneficially owned more than 5% of the Company’s common stock for at least one year wishing to submit a candidate for consideration should send the following information to the Company at 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attn: Secretary:

•
the name and address of the stockholder submitting the candidate as it appears on the Company’s books, the number and class of shares owned beneficially and of record by such stockholder, the length of period held, and proof of ownership of such shares;

•
name of the candidate, a detailed description of, among other things, the candidate’s educational and employment background, material outside commitments (e.g., current employment responsibilities, memberships on other boards and committees, charitable foundations, etc.), and a listing of the candidate’s qualifications to be a director (specifically in relation to the Corporate Governance Guidelines);

•
any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended and rules adopted thereunder;

•	a description of any arrangements or understandings between the recommending stockholder and such candidate; and

•
a signed statement from the candidate confirming his or her willingness to serve on our Board and to complete and sign the Company’s questionnaire addressing conflicts of interest and adherence to the Company’s Code of Business Conduct and Ethics, if elected, and a completed and signed authorization and release for a typical background check.

The Secretary of Compass Minerals will promptly forward such materials to the Governance Committee chair. The Secretary will also maintain copies of such materials for future reference by that Committee when filling Board positions.

If a vacancy arises or the Board decides to expand its membership, the Governance Committee, with the involvement of the Lead Independent Director and the CEO, will develop a position description and criteria and will seek recommendations of potential candidates from a variety of sources that may include incumbent directors, stockholders, the Company’s management, and third-party search firms. At that time, the Governance Committee will also consider potential candidates submitted by stockholders in accordance with the procedures described above. The Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

After completing this process, the Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and Compass Minerals’ needs. The Governance Committee chair, or another director designated by the Governance Committee chair, will then contact the desired candidate(s) to evaluate their potential interest and provide opportunity for interviews with Governance Committee members and with other directors. Based upon interview results, the candidate’s qualifications, appropriate background checks, and input from the Lead Independent Director, the CEO, and other directors who have met the candidate, the Governance Committee will then decide whether to recommend the candidate’s nomination to the full Board.

Timing of Nomination. Stockholders who wish to submit a director candidate for consideration by the Governance Committee to be nominated for election at the 2017 Annual Meeting of Stockholders must submit the candidate between January 5, 2017 and February 4, 2017. However, if the 2017 Annual Meeting is more than 30 days before or after the anniversary of the 2016 Annual Meeting, then to be timely the stockholder notice must be delivered to the Company not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

In addition, the Company’s Bylaws permit stockholders to nominate candidates for election as a director by following the procedure and delivering the information required by our Bylaws. For more information, see “Additional Filings and Information—Stockholder Proposals for 2017 Annual Meeting.”

2015 NON-EMPLOYEE DIRECTOR COMPENSATION

Philosophy and Objectives

The Company’s director compensation program is designed to attract and retain well qualified directors with appropriate skill sets to meet the evolving needs of the Company. The Board of Directors considers and determines non-employee director compensation each year, taking into account recommendations from the Compensation Committee and our independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer” or “compensation consultant”). The Compensation Committee formulates its recommendation based on its review and analysis of Pearl Meyer’s report on director compensation practices for a specific group of peer companies. (For discussion of our peer group, see pages 30-31).

2015 Compensation

For 2015, based on Pearl Meyer’s report on director compensation, the Board maintained the same compensation program as was approved for 2014. As shown in the table below, non-employee director compensation for 2015 included (i) an annual cash retainer of $70,000 per year, plus additional amounts for serving as committee members or chairs, or as Lead Independent Director; and (ii) a Company common stock award with a value of $85,000 per year. In 2015, the Audit Committee Chair received $15,000, the Compensation Committee Chair received $10,000, the Governance and EHS Committee Chairs each received $7,500, and the Lead Independent Director received $20,000. Each non-employee director also received an annual committee service fee of $7,500 for serving on the Audit Committee, and $5,000 for serving on each of the Compensation, Governance, and Environmental, Health, and Safety Committees.

Non-employee directors may elect to defer all or a portion of the cash retainer or equity award payable for their service pursuant to our Directors’ Deferred Compensation program. Any amounts deferred by a director are converted into units equivalent to the value of the Company’s common stock. As dividends are declared on the Company’s common stock, these units accrue dividends in the form of additional units. Accumulated deferred units begin to be distributed in the form of Company common stock at the time the director ceases to be a member of the Board or such other date elected by the director in his or her applicable annual Independent Director Stock Award Agreement.

The table below summarizes the total compensation earned or paid by the Company to non-employee directors during 2015.
2015 NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY

Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bradley J. Bell(3)	49,868	47,812	97,680
David J. D’Antoni	87,500	85,000	172,500
Eric Ford(4)	87,500	85,000	172,500
Richard S. Grant	105,769	85,000	190,769
Perry W. Premdas(5)	34,018	29,656	63,674
Allan R. Rothwell	91,442	85,000	176,442
Lori A. Walker(6)	45,103	46,470	91,573
Paul S. Williams	89,038	85,000	174,038
Amy J. Yoder	80,769	85,000	165,769

(1) Includes deferred amounts.
(2) These amounts include deferred awards pursuant to the 2015 Incentive Award Plan and related Independent Director Stock Award Agreements or the Independent Foreign Director Stock Award Agreement. The amounts disclosed represent the grant date fair value recognized in accordance with ASC Topic 718. The grant date fair value is equivalent to the equity portion of each director’s annual compensation. The number of stock units granted was based on the ending market value of the Company’s common stock at each quarterly grant date. All stock units were fully vested upon grant.
(3) Mr. Bell served on our Board of Directors until his resignation in July 2015 and only received a portion of his annual retainer.
(4) Mr. Ford is an independent director based in Australia where tax treatment of deferred compensation differs from U.S. tax treatment. Mr. Ford’s stock awards are made under the Independent Foreign Director Stock Award Agreement which allows acceleration of the payment of a portion of the deferred stock for payment of applicable foreign tax obligations.
(5) Mr. Premdas served on our Board of Directors until his retirement at our 2015 Annual Meeting of Stockholders and only received a portion of his annual retainer and stock award.
(6) Ms. Walker was appointed to serve as a director on June 15, 2015 and only received a portion of her annual retainer.

2016 Compensation

For 2016, our Board reviewed and analyzed Pearl Meyer’s report on director compensation and practices. It was determined that committee fees for the Audit and Compensation committee members were below our peer benchmark group and should be raised to the 50th percentile. In addition, it was determined that the lead director and committee chairs would only receive a fee for serving in that role and not receive additional committee member fees. The following table summarizes director compensation for 2016:

Role/Committee	Fees
	Chair	Member	Lead Director
Lead Director	—	—	$20,000
Audit	$22,500	$10,000	—
Compensation	$15,000	$7,500	—
Nominating/Corporate Governance	$12,500	$5,000	—
Environmental, Health, and Safety	$12,500	$5,000	—

The Board also decided to add a Non-Qualified Deferred Compensation program option to the pay portfolio for those Board members who have satisfied their stock ownership requirements. This allows for Board members to defer part of their cash pay component into other investment vehicles should they wish to do so.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted the following procedures for stockholders or other interested parties to send communications to the Board or individual directors of the Company.

Individuals seeking to communicate with our Board should submit their written comments to the Company at 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attn: Secretary. The Company’s Secretary will forward all such communications (excluding routine advertisements, business solicitations, and communications that the Secretary, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of our Board or, if applicable, to the individual director(s) named in the correspondence.

The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes before forwarding interested party communications to our Board. The Company’s Secretary will determine the appropriate timing for forwarding communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

If an interested party wishes to communicate exclusively with the Company’s Lead Independent Director or the non-management directors individually or as a group, such communication should be sent directly to the Company’s Secretary who will forward any such communication directly to the Lead Independent Director or the non-management directors as specified. The Company’s Secretary will first consult with, and receive the approval of, the Lead Independent Director before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

Although the Company does not have a formal policy regarding the attendance by members of our Board at the Annual Meetings of Stockholders, it encourages the members of our Board to attend. In 2015, all of the members of our Board then serving on the Board attended the Annual Meeting of Stockholders.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written policy and procedures for review, approval, and monitoring of transactions involving the Company and “related persons” (directors, director nominees, executive officers, their immediate family members, and stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related-person transaction that meets or is near the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). As part of its annual review of our written policy, the Board at the Governance Committee’s recommendation revised our policy in February 2016.

Our Governance Committee will review the material facts of all proposed related-party transactions. In determining whether to approve or ratify a related-party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related-party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director shall participate in any discussion, approval or ratification of any related-party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related-party transaction to the Governance Committee. If a related-party transaction will be ongoing, the Governance Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related party. Thereafter, the Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to determine whether they are in compliance with the Governance Committee’s guidelines and that the related-party transaction remains appropriate.

There are no transactions involving the Company and related persons that required review by the Governance Committee or disclosure in this Proxy Statement.

STOCK OWNERSHIP
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s common stock as of March 7, 2016 (except where another date is indicated) for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (ii) each current director and nominee for director of the Company; (iii) each named executive officer; and (iv) all current directors and current executive officers of the Company as a group.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent
FMR LLC(2) 245 Summer Street Boston, MA 02210	3,156,321	9.35%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	2,710,345	8.03%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10022	2,403,584	7.12%
Parnassus Investments(5) 1 Market Street, Suite 1600 San Francisco, CA 94105	2,346,947	6.96%
Neuberger Berman Group LLC(6) 605 Third Avenue New York, NY 10158	1,906,205	5.65%

Directors and Named Executive Officers
Steven N. Berger(7)	11,232	*
David J. D’Antoni(8)	38,551	*
Eric Ford	5,948	*
Matthew J. Foulston(7)	4,907	*
Richard S. Grant	34,932	*
Jack C. Leunig(7)	22,651	*
Francis J. Malecha(7)	60,412	*
Robert D. Miller(7)	5,534	*
Allan R. Rothwell	15,022	*
Lori A. Walker	604	*
Paul S. Williams	7,290	*
Amy J. Yoder	3,972	*
All directors and executive officers as a group (14 persons)(7)(8)	262,160	0.80%

*	Each having less than 1% of the Company’s total outstanding common stock.

(1) For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 33,744,639 shares of common stock outstanding on March 7, 2016, except that the ownership percentages shown for owners of more than 5% of the Company’s common stock are based on the respective Schedule 13G/A Information Statements for December 31, 2015. The amounts and percentages of common stock beneficially owned are reported as determined by SEC rules and includes voting or investment power with respect to the shares on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.
(2) Based on a Schedule 13G Information Statement filed by FMR LLC on February 12, 2016, for December 31, 2015, disclosing that FMR LLC has sole power to vote over 652,482 and sole dispositive power over 3,156,321 shares of the Company’s common stock, which represented 9.365% of the Company’s common stock at the time of filing.

(3) Based on a Schedule 13G/A Information Statement filed by The Vanguard Group on February 10, 2016, for December 31, 2015, disclosing that The Vanguard Group has sole voting power over 24,552 shares of the Company’s common stock, sole dispositive power over 2,685,893 shares of the Company’s common stock, and shared dispositive power over 24,452 shares of the Company’s common stock, which represented 8.04% of the Company’s common stock at the time of filing. The 13G/A reports that beneficial owner subsidiaries of the parent investment advisor company are Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(4) Based on a Schedule 13G/A Information Statement filed by BlackRock, Inc. on January 12, 2016, for December 31, 2015, disclosing that BlackRock, Inc. has sole voting power over 2,261,449 shares of the Company’s common stock, and sole dispositive power over 2,403,584 shares of the Company’s common stock, which represented 7.1% of the Company’s common stock at the time of filing. The 13G/A reports that beneficial owner subsidiaries of the parent holding company are BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (UK) Ltd, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management, LLC, and BlackRock Life Limited.
(5) Based on a Schedule 13G/A Information Statement filed by Parnassus Investments on February 12, 2016, for December 31, 2015, disclosing that Parnassus Investments has sole voting and dispositive power over 2,346,947 shares of the Company’s common stock, which represented 6.96% of the Company’s common stock at the time of filing.
(6) Based on a Schedule 13G/A Information Statement filed by Neuberger Berman Group LLC on February 9, 2016, for December 31, 2015, disclosing that Neuberger Berman Group LLC and Neuberger Berman Investment Advisor LLC have shared voting power over 1,906,205 shares of the Company’s common stock, and shared dispositive power over 1,906,205 shares of the Company’s common stock, which represented 5.66% of the Company’s common stock at the time of filing.
(7) Includes options that are currently exercisable or become exercisable within 60 days of March 7, 2016, RSUs that vest within 60 days of March 7, 2016, and shares held in employees’ 401(k) plans.
(8) Includes 1,112 shares held by Mr. D’Antoni’s wife and 2,575 shares held by trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Compass Minerals and persons who own more than 10% of Compass Minerals’ common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Compass Minerals’ common stock. Such directors, officers, and greater-than-ten-percent stockholders are required to furnish Compass Minerals with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and Compass Minerals is required to disclose in this Proxy Statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Compass Minerals and written representations from certain reporting persons that no additional reports were required, Compass Minerals believes (i) that its directors and stockholders who own more than 10% of Compass Minerals’ common stock complied with all of these filing requirements for the fiscal year ended December 31, 2015; and (ii) each of the Company’s reporting officers complied with all of these filing requirements for the fiscal year ended December 31, 2015.

COMPENSATION
PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our stockholders are being asked to cast an advisory, non-binding vote to approve compensation awarded to our named executive officers. Our Compensation Committee and Board of Directors value the opinions expressed by our stockholders and will continue to consider the results of this advisory vote when evaluating our executive compensation program in the future.
Our executive compensation program is designed to promote stockholder interests by aligning our compensation with the realization of Compass Minerals’ business objectives and stockholder value. Set forth below are key highlights of our executive compensation program that are further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 26:

•	Our stockholders affirmed their support of our executive compensation program in 2015 by casting 96% of the votes in favor of our named executive officers’ compensation.

•
The performance of our executive officers is essential to achieving our goal of increasing stockholder value. Our executive compensation program has a significant portion of at-risk short- and long-term components to ensure alignment of executive officer and stockholder interests.

•
Our executives’ total direct compensation consists of three principal elements (base salary, annual cash bonus based on company and individual objectives, and long-term equity incentives). Our Compensation Committee regularly reviews each of our named executive officer’s total direct compensation to ensure they are tied to performance, competitive in comparison to our peers, and appropriate to attract and retain top talent.

•	Our 2015 targeted fixed compensation for our CEO was 23% of his total direct compensation package while our other NEOs’ targeted fixed compensation was 35% of their total direct compensation.

•
Variable compensation, which is comprised of both a cash bonus and long-term equity, was targeted for fiscal year 2015 to constitute 77% of our CEO’s total direct compensation and 65% of our other NEOs’ total direct compensation.

•
Our MAIP rewards our executives for achieving stretch targets that emphasize performance by the company, business unit/function, and individual executive. In 2015, our annual cash bonus under our MAIP paid out at 54.4% of target on average for our NEOs.

•	There were no discretionary bonuses for our NEOs.

•	A significant portion of our executive compensation is tied to long-term performance with 100% of our long-term incentive awards denominated and paid in equity of the Company rather than cash.

•	Our CEO’s 2015 total direct compensation at target was 9.5% below the market median and our other NEOs’ total direct compensation at target averaged 5.4% below the market median.

•	All executive officers are on track to be in compliance with our Stock Ownership Guidelines, which require significant executive ownership of Compass Minerals common stock.

•	Our Clawback Policy requires repayment of certain executive compensation payments in the event of a financial restatement.

•	We do not have any active defined benefit retirement plans or supplemental executive retirement plans (“SERPs”) covering our named executive officers.

•	Our Option Repricing Policy requires stockholder approval to reprice any previously granted stock options.

•	We have adopted policies which expressly prohibit repricing of underwater stock options, do not allow excise tax gross-ups, and place explicit restrictions on hedging of equity awards.

Vote Required

Approval of an advisory resolution to approve the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the meeting. Abstentions will have the same effect as votes against the resolution. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of the vote on this proposal.

Frequency of Advisory Vote

In keeping with the preference expressed by our stockholders at our 2011 Annual Meeting of Stockholders, our Board has adopted a policy of holding say-on-pay votes every year. The Company intends to hold another advisory vote on the frequency of say-on-pay votes at our 2017 Annual Meeting of Stockholders.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, our Board recommends that you vote in favor of the following advisory resolution:

“RESOLVED, that Compass Minerals International, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s Proxy Statement.”

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material components and objectives of our executive compensation program for our named executive officers, explaining how and why our Compensation Committee arrived at specific compensation practices and decisions for fiscal 2015 NEO compensation.

Named Executive Officers (as of December 31, 2015)

Name	Title as of December 31, 2015
Francis J. Malecha	President and Chief Executive Officer
Matthew J. Foulston	Chief Financial Officer
Steven N. Berger	Senior Vice President, Corporate Services
Jack C. Leunig	Senior Vice President, Operations
Robert D. Miller	Senior Vice President, Salt

EXECUTIVE SUMMARY

We view compensation practices as an avenue to communicate and reinforce our goals and standards of conduct, as well as a means to reward named executive officers for their achievements. Total direct compensation, which includes base salary, incentive and equity awards for our named executive officers, is targeted to stand near median levels for our peer group companies, to provide a competitive compensation opportunity, and to attract and retain executive talent.

2015 Company Performance. Compass Minerals reported lower 2015 earnings as a result of lower sales volumes in both our salt and plant nutrition businesses, partially offset by higher average selling prices in both businesses and operational improvements in our salt segment. Although mild winter weather pressured salt segment sales, our profitability improved as a result of strong highway deicing pricing in the first half of the year, a successful bid season which resulted in regaining market share in profitable geographies, lower fuel prices, and improvements in our cost structure. Our plant nutrition segment battled broad sector weakness and greater import competition throughout 2015, but we were able to achieve higher year-over-year selling prices for our sulfate of potash products. In addition, we completed the purchase of a 35% stake in Produquímica Industria e Comercio S.A., a leading Brazilian specialty plant nutrition and specialty chemicals company with a 50-year history of innovation and growth. This acquisition marks an important step in executing our growth strategy in plant nutrition.

The performance of our management team is essential to achieving our goal of increasing stockholder value. To align management’s interests with those of stockholders and to motivate and reward individual initiatives and effort, a significant portion of our NEOs’ compensation is at-risk and commensurate with Company performance. This executive compensation program is intended to offer an opportunity for gain in the event of successful performance against established criteria, matched with the prospect of reduced compensation in the absence of success.

The three key elements of our executive compensation program, described in greater detail starting on page 33, include:

•
Base Pay.  We look to our peer group companies to ensure that over time, total direct compensation remains reasonably near median base pay levels. We also evaluate our ability to attract candidates as a measure of competitiveness. In any given year, some elements may be above or below median. For 2015, while our NEO base salaries averaged 6.8% below the median of our peer group companies shown in the table on page 33, we believe that our base salary and total direct compensation is competitive and appropriate to attract and retain top talent.

•
Management Annual Incentive Plan.  The MAIP is a variable performance-based element of executive compensation that rewards the named executive officers for individual, Business-Unit, overall Company and safety performance results achieved in the most recently completed fiscal year. MAIP payments are based on performance results compared to targeted goals for 2015. The Company’s performance was lower than expected in fiscal year 2015, so MAIP payments paid out at 54.4% of target on average for our NEOs.

•
Long-term Incentive Plan.  The third element of executive compensation consists of a mix of long-term incentive plan (“LTIP”) awards. LTIP grants take the form of stock options, restricted stock units (“RSUs”), and performance stock units (“PSUs”) to align management with stockholder interests by providing an appropriate balance of pay at risk. We believe this mix of incentives motivates and rewards our executive officers for sustaining longer-term financial and operational performance that aligns with executive and investor goals to increase stockholder value. Long-term incentives are also used as a valuable retention tool. Long-term incentives comprised approximately 53% of the CEO’s targeted compensation and approximately 44% of the other named executive officer’s targeted compensation for 2015.

EXECUTIVE COMPENSATION FRAMEWORK AND GOVERNANCE

Our executive compensation program is designed to promote stockholder interests by aligning compensation with the realization of Compass Minerals’ business objectives and stockholder value. The objectives of Compass Minerals’ executive compensation program are as follows:

•	Encourage superior performance, promote accountability, and ensure that executive interests are aligned with the interests of stockholders.

•	Attract, develop, and retain highly qualified people.

•	Motivate and reward employees for the achievement of Compass Minerals’ measures of success:

◦	Total stockholder return, as measured by stock price appreciation and dividends;

◦	Company financial and safety performance; and

◦	Performance on specific individual financial, operational, strategic, and personal objectives.

•	Reinforce and motivate full use of Compass Minerals’ resources to maximize earnings, cash flow, and growth, all within a safe environment, and with a view to long-term sustainability.

To best achieve these compensation objectives, our compensation program is designed to:

•
Reward individual performance.  Base pay, MAIP, and LTIP awards are based on an individual’s job (role and level), experience, and performance compared against specified financial, operational, and strategic business goals (as appropriate to the individual’s position). Also considered are Compass Minerals’ performance, the desired pay relationships among executives, and market practices.

•
Be competitive and encourage continued service.  The compensation program’s design and levels are set considering the practices of similar companies with which we compete for talent. All of our LTIP awards are subject to vesting schedules, which provide an incentive for continued employment. Further, our executives’ target total direct compensation opportunity is intended to stand near the median of total executive compensation programs of our peer companies. Actual total compensation earned by each named executive will be above or below the median of our peer companies, depending on the Company’s performance, as well as the individual performance of each executive.

•
Drive results.  The compensation program emphasizes variable, incentive award opportunities which are payable if specified goals are achieved or Compass Minerals’ stock delivers strong total return to stockholders. For named executive officers, Compass Minerals provides annual incentive awards and long-term equity incentive opportunities where payout results depend on our performance and are designed to represent the majority of named executive officers’ total compensation.

•
Align interests with stockholders.  Long-term equity awards are granted in the form of RSUs, PSUs, and stock options. Named executive officers are required to obtain and maintain a minimum level of stock ownership within five years of appointment to encourage them to align their financial interest with those of Compass Minerals’ stockholders.

•	Improve safety. Meeting safety improvement goals is a factor of our MAIP awards as we work to strengthen our overall culture of safety.

•
Be cost effective.  Our MAIP and LTIP compensation programs are based on the Company’s financial performance, and are not guaranteed. MAIP and PSU awards are earned as specified goals are achieved, subject to thresholds, and contain a maximum limit for each employee. RSUs are also earned as specified goals are achieved.

Executive Compensation Practices. The Compensation Committee regularly discusses practices and corporate governance developments relating to executive compensation. The table below highlights our key compensation practices supporting our desire to appropriately impact performance results and align with stockholder long-term interests.

	Compensation Practices Implemented	Specific Company Actions
✓	Independent consultant to the Compensation Committee	The Compensation Committee has retained an independent compensation consultant.
✓	No undue risk embedded in the compensation programs
We mitigate undue risk by emphasizing long term equity incentives and utilizing caps on potential payments, reasonable retention strategies, performance targets, and appropriate Board and management processes to identify and manage risk.

✓	Clear corporate governance policies
We have adopted polices which expressly prohibit repricing of underwater stock options, do not allow excise tax gross-ups, provide for a clawback of incentive pay in the case of a restatement, and place explicit restrictions on hedging of equity awards.

✓	Appropriate levels of pay at risk
We tie pay to performance by ensuring that a significant portion of compensation is performance-based and at-risk. We set clear financial goals for Corporate and Business-Unit performance and differentiate based on individual performance against pre-set objectives. We impose a minimum multi-year vesting period for all executive equity awards except as enticement for new hires.

✓	Stock ownership guidelines and retention requirement
We have adopted stock ownership guidelines that align management and stockholder interests, requiring our CEO and named executive officers to own a meaningful amount of Company stock within five years of appointment.

✓	Clear and transparent direct compensation elements
We provide three elements in our compensation program to balance short-term rewards and long-term alignment with corporate strategy, stockholder interests, and executive retention: base pay, MAIP, and LTIP in the form of equity grants.

✓	Appropriate peer group
With our compensation consultant, we review market data relative to our peer group of companies and industry, and utilize this information when making executive compensation decisions. The peer group is reviewed annually and updated as required to ensure it remains relevant.

✓	Limited perquisites specific to the NEOs
We provide to our NEOs a limited, but competitive, package of traditional health and welfare benefits that are generally consistent with such benefits offered to all employees. We do not have active defined benefit retirement plans or individual supplemental executive retirement plans (“SERPs”) covering our named executive officers.

✓	Generally no employment agreements	We do not have employment contracts, except for the agreement with Mr. Malecha.
✓	Double trigger change of control agreements
We have double trigger change in control provisions in place for each NEO which means there is no payout unless NEO employment is terminated upon a change in control as further described in the agreements.

✓	Considered input from stockholders	The results of the annual stockholder say-on-pay vote help inform the Compensation Committee as it executes its duties.

Further discussion on certain of these practices follows.

Independent Compensation Consultant. The Compensation Committee retained the services of Pearl Meyer, an executive compensation consulting firm, for professional advice regarding the 2015 compensation described in this Proxy Statement. Pearl Meyer was first engaged in June 2011 and reports directly to the Compensation Committee.

No member of the Compensation Committee or any named executive officer has any affiliation with Pearl Meyer. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.

In setting 2015 executive compensation, the Compensation Committee used Pearl Meyer’s services to obtain comparative executive and director compensation information benchmarked to specific peer companies that compete with us in labor markets and that follow similar pay models. The Compensation Committee periodically sought input from Pearl Meyer on a range of external market factors, including evolving compensation trends, status of the current labor market, appropriate comparison companies, and market survey data.

The Compensation Committee has determined that from time to time, management may also use the services of the independent compensation consultant with the prior approval of the Compensation Committee; however, to date, management has not engaged Pearl Meyer independently from the Compensation Committee for compensation assistance. In 2015, Pearl Meyer provided guidance to the Compensation Committee on our new 2015 Incentive Award Plan. The following table outlines fees paid to all consultants at Pearl Meyer for the past three years:

Type of Service Provided	2015	2014	2013
Executive Compensation Related Services	$129,229	$92,568	$84,174

No Undue Risk in Compensation Programs. The Company assesses the probability and relative impact of compensation risk and mitigating strategy documents utilized by the Company to reduce the probability and/or relative impact of each risk. Management regularly reviews and updates the Board on the risks identified and mitigation strategy status.

The executive compensation program includes mitigation strategies to increase the likelihood that risk-taking behavior falls within the Company’s determined risk tolerance levels, including:

•	a balanced pay mix between fixed and variable (at-risk) pay and between short- and long-term incentives that defer awarded value;

•	a maximum payout of no more than two times target on short-term incentive awards;

•	stock ownership guidelines that implicitly encourage executives not to risk their equity positions for short-term gains;

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a compensation recoupment or “claw-back” policy that allows the Compensation Committee, in its sole discretion, to determine the method of repayment of all or any portion of any incentive awards from plan participants in the event of (i) an accounting restatement which reduces the Corporate or Business-Unit financials on which an incentive award was based or (ii) a violation of our Code of Ethics or Company policy due to individual misconduct;

•	a policy prohibiting repricing awards and buyouts of underwater stock without stockholder approval; and

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a policy prohibiting short sales of Company securities or any other hedging transactions, and from buying or selling put options, call options, or other derivatives of Company securities or engaging in comparable transactions.

Appropriate Levels of At-Risk Pay. Our Compensation Committee believes that compensation for our executive officers, should be more heavily weighted toward variable elements of compensation than is the case for other employees. The rationale is that executive performance is more likely to have a strong and direct impact in leading the attainment of strategic and financial goals that are likely to affect stockholder value. We have designed our pay mix to reflect this relationship.

The charts below illustrate the mix of total direct compensation at target for fiscal year 2015 for our CEO and, on average, for our other NEOs.

Direct Compensation Elements. The following table summarizes the three compensation tools we use to attract, reward, align, and retain our named executive officers. We rely on these same compensation elements for all of our executive officers and employees.

Compensation Component	Purpose	Key Features
Base Pay	Provides a fixed competitive level of cash compensation for services rendered.	Named executive officers are eligible for, but not guaranteed, merit and market-related adjustments each year.
Annual Cash Incentive (MAIP)
Motivates and rewards for achievement of annual financial, non-financial, and individual performance goals.

Establishes a clear linkage between annual business results and alignment of compensation for executives and key management contributors.

Rewards executives for achieving and exceeding individual and Compass Minerals objectives.

Promotes teamwork across Business-Units and functional support groups.

Reinforces and motivates participants to fully utilize Compass Minerals resources and continual efforts to maximize earnings, cash flow, and growth.

Establishes safety objectives as an important business goal, impacting all MAIP awards based on performance.

The Compensation Committee approves a general funding level based on Company performance against pre-established financial goals.

The Compensation Committee then reviews the CEO’s recommendations to determine individual payouts for each named executive officer other than the CEO based on (i) Corporate and Business-Unit performance, (ii) individual contribution, and (iii) a safety multiplier. The CEO’s payout is determined by the Compensation Committee taking into consideration the factors listed above.

Awards are paid to the extent that goals are achieved. Payouts for Business-Unit performance are at 100% of target when the goal level is achieved. There is no payout if less than 75% of the goal is achieved, payout of 25% of target if 75% of the goal is achieved, and payout of 200% of target if 150% or greater of the goal is achieved.

Long-Term Equity Incentives (stock options, RSUs, and PSUs)	Motivates and rewards for successful delivery of increased stockholder value. Vesting and earning over time encourages a focus on sustainability of our earnings and drives retention.
In all forms, equity grants allow executives to accumulate a meaningful stake in Compass Minerals common stock over time.

Stock Options: Future stock option value is based on share price appreciation, which aligns with stockholder interests. Four-year ratable vesting schedule promotes retention.

Restricted Stock Units: RSUs require satisfaction of an initial year performance hurdle and cliff vest after three years, encouraging retention.

Performance Stock Units: In 2015, the Company awarded two types of PSUs. The first PSU award is consistent with past awards and is earned based on our relative total stockholder return compared to other companies operating in the same economic environment. The relative total stockholder return will be compared to our investment peers at the end of three years. The second PSU award, added in 2015, is earned based on return on invested capital (ROIC) which ties our executive pay to our investments that are important to our long-term success and health of the Company. The PSUs are also a three-year cliff-vested award.

Peer Groups and Benchmarking. The Compensation Committee, with assistance from Pearl Meyer, annually reviews specific criteria and recommendations regarding companies to add to or remove from our comparator group. In setting 2015 compensation, Pearl Meyer at the direction of our Compensation Committee, utilized objective business and financial criteria to select public companies in the minerals, chemicals, and mining and construction material industries with comparable pay models, revenues, and company market capitalization values. Based on its annual review and analysis of peer companies in the comparison group for the Company, Pearl Meyer recommended we remove Texas Industries Inc. who was acquired by Martin Marietta Materials in July 2014 and AMCOL International Corporation acquired by Minerals Technology in May 2014. Pearl Meyer recommended (i) adding Eagle Materials Inc., which focuses on the concrete and aggregates segment engaged in mining, extraction, production and sale of materials used in both private and public construction projects and (ii) replacing HB Fuller Company with LSB Industries Inc., which is a closer tie to our business with their emphasis on the chemical business creating nitrogen-based chemical products including fertilizers.

Our peer companies are listed below and, at the time of review, were publicly-traded, stand-alone companies of a size and type that the Compensation Committee believed compete with Compass Minerals in labor markets and follow similar pay models. All are U.S.-based and traded on NYSE, except for Thompson Creek Metals Company Inc., a Canadian mining company which is traded on TSX and OTC (Pinksheets), and Innophos Holdings which is traded on the Nasdaq-GS. All have U.S.-based executives and executive compensation programs which appear to conform to typical U.S. practices.

Based on the analysis and recommendations of Pearl Meyer, the Compensation Committee approved peer companies that operated in similar industry groups, with revenues at the time of the study that ranged between approximately one-fourth to three times Compass Minerals’ revenues, and with market capitalizations that ranged between approximately one-tenth to three and a half times that of Compass Minerals to use for benchmark comparisons. Compass Minerals’ market capitalization was between the median and the 75th percentile of the group while its revenue approximated the median.

Peer Companies for 2015

Albemarle Corporation	Martin Marietta Materials, Inc.
Cabot Corporation	Minerals Technologies Inc.
Calgon Carbon Corporation	Olin Corporation
Cytec Industries Inc.	OM Group, Inc.
Eagle Materials Inc.	Stillwater Mining Company
FMC Corporation	Thompson Creek Metals Company Inc.
Innophos Holdings, Inc.	Vulcan Materials Company
Intrepid Potash, Inc.	Walter Energy, Inc.
LSB Industries Inc.

With the assistance of Pearl Meyer, the Compensation Committee reviews a summary of compensation practices of our peer group, and annually compares the Company’s three principal elements of executive total compensation (base pay, annual incentive opportunity, and long-term equity awards) with similar programs at our peer group companies to ensure that our NEO total compensation is within a reasonably competitive range of our peers. The Compensation Committee also considers individual factors such as performance, responsibilities, and experience. Our peer group data, along with market data is used to ensure we have an accurate size and scope of data for setting competitive pay positions for our executive officers.

Since setting the peer group, Walter Energy, Inc. filed for bankruptcy in July 2015 and was therefore removed from the peer group. OM Group became Vectra Corporation, which was acquired by Apollo Global Management in October 2015, and Cytec Industries Inc was acquired in December 2015. While they are in the peer group in 2015, we anticipate their removal in 2016.

Perquisites and Benefits. In order to attract and retain high performing executives, we have adopted other compensation elements consistent with our compensation philosophy and current market practice. The Company offers all employees, including the named executive officers, a competitive package of traditional health and welfare benefits that provides life insurance, short and long-term disability, and health, dental, and vision coverage. The objective of these programs is to provide a measure of security and to serve as an incentive to encourage the health and well-being of employees. Executive officer perquisites consist of supplemental disability income provided in the event of total disability (a taxable benefit upon payout), and access to an annual executive physical beyond the standard physical available to all U.S. employees under our standard healthcare plan.

We have the following additional plans:

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Savings Plan. The Savings Plan is a qualified benefit plan for eligible U.S. employees, including our U.S.-based executive officers, consisting of three components: 401(k) employee contribution/employer match, profit sharing, and 1% employer contribution consisting of Compass Minerals common stock. Participants are eligible to participate immediately upon hire. An eligible employee may contribute from 0% to 60% of base pay into his or her 401(k) account subject to Internal Revenue Service annual limits on contributions and compensation. The Company matches employee contributions up to 6% of salary, equal to 100% of the first 3% of eligible compensation, and 50% of the next 3% of eligible compensation. Additional discretionary profit sharing contributions may be made by Compass Minerals as a percentage of salary based on Adjusted EBITDA goal achievement.

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Restoration Plan. We also maintain a non-qualified deferred compensation plan, which we call the Restoration Plan. This plan allows our executive officers to voluntarily defer a portion of their base pay and annual incentives in excess of the amounts that they are permitted to defer into our tax qualified savings plan. In addition to voluntary elective contributions made by participants, the Company makes non-elective contributions to the Restoration Plan for the purpose of making participants whole for the benefits they were not able to receive under our tax qualified retirement plan due to limitations under the U.S. Internal Revenue Code. Any amounts credited to the Restoration Plan on behalf of a participant are adjusted for investment gains and losses in the same manner as our tax qualified retirement plan (except that Compass Minerals common stock is not offered as an investment option under the Restoration Plan).

Employment and Change in Control Agreements. In general, we do not offer our executive officers employment agreements, except for the CEO, unless customary in the jurisdiction. We have a double trigger change in control severance agreement (“CIC agreement”) in place with each current NEO, along with a restrictive covenant agreement described below.

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Employment Agreement with the CEO. We entered into an employment agreement with Mr. Malecha as of January 17, 2013, in connection with his responsibilities as our President and CEO. This agreement addressed, among other things, base compensation, MAIP award target, long-term incentives and certain post-termination payments. As part of Mr. Malecha’s hiring package, the Compensation Committee approved an initial RSU grant valued at $2,000,000 (cliff vesting January 17, 2016, and subject to potential adjustment, none of which were made). His employment agreement terminates after five years but automatically extends for successive one-year periods unless the Company provides 60-day advance written notice of non-renewal, or unless terminated earlier.

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Change in Control Arrangements. The Compensation Committee believes that agreements assuring income replacement after a termination of employment following or in connection with a change of control are important to retain executives and to ensure they remain focused on stockholder interests in the event a change in control negotiation takes place. All of our named executive officers are parties to CIC agreements. The Compensation Committee considers the existence of these post-termination compensation arrangements in assessing whether overall compensation of the named executive officers is competitive to our peer group. The CIC agreements do not provide for excise tax gross-up payments upon a change in control. For more information, see pages 47-48.

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Restrictive Covenant Arrangements. As a condition to the effectiveness of the CIC agreement, each named executive officer is required to enter into a Restrictive Covenant Agreement limiting solicitation of employees and competition for a period of two years after the NEO’s termination and a Confidentiality and Invention Assignment Agreement.

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Non-Contractual Severance Arrangements. With the exception of the previously discussed employment agreement with Mr. Malecha and the CIC agreements, no NEO has an agreement that provides for specific and guaranteed payments upon separation from the Company.

EXECUTIVE COMPENSATION DECISIONS FOR 2015

The Compensation Committee approves compensation awards that are not contingent on the number, term, or current value of other compensation previously awarded to an NEO. The Compensation Committee is of the opinion that reducing or limiting current awards or other performance based compensation because of prior gains realized would unfairly penalize the individual and reduce the motivation for high performance. Further, the Compensation Committee does not purposefully increase total longer-term compensation value in a given year to offset less than expected returns from previous awards.

Our Compensation Committee determines all compensation for the named executive officers. During the first quarter of each fiscal year, our Compensation Committee conducts an evaluation of all of our executive officers to determine if any changes in the officer’s compensation are appropriate based on a market analysis prepared by our independent compensation consultant, executive performance, and the Company’s overall financial performance. The CEO does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation. At our Compensation Committee’s request, however, the CEO reviews with our Compensation Committee the performance of our executive officers, but no other employee has any input into executive compensation decisions. The Compensation Committee gives considerable weight to the CEO’s evaluation of our executive officers because of his direct knowledge of each officer’s performance and contributions. For each officer, the Compensation Committee members consider executive performance and data from the consultant to determine independently each component of compensation based on their collective assessment of the officer’s performance, as well as Compass Minerals’ overall financial performance.

In an effort to understand our pay-for-performance alignment internally and relative to our peers, we review our CEO’s and other NEO’s one-year realizable compensation compared to our one-year relative total stockholder return (as indicated by the black square) and the same for our peers (each indicated by diamonds). The portion between the two dashed lines represents the area in which pay and performance are aligned. As you can see from the chart below, Compass Minerals’ relative one-year total realizable pay is close to the 25th percentile of our peer group, while our relative one-year total stockholder return (“rTSR”) performance compared to our peer group is just above the 60th percentile.  Since the vast majority of our peers have not yet filed their proxy statement, this is their 2014 compensation data (calculating the realizable value of their 2014 equity grants as of December 31, 2015).

CEO Pay for Performance Compass Minerals vs. Peers 1-Yr Total Realizable Comp vs 1-Yr TSR	Other NEO Pay for Performance Compass Minerals vs. Peers 1-Yr Total Realizable Comp vs 1-Yr TSR

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Our CEO and other NEO pay for performance charts show that our realizable pay is currently lower than target and does not align with our rTSR (versus our peer group). We believe that this is due to lower 2015 earnings as a result of lower sales volumes in both our salt and plant nutrition businesses, partially offset by higher average selling prices in both businesses and operational improvements in our salt segment. This resulted in lower payouts and valuation in our variable pay elements (i.e., MAIP, stock options, RSUs and PSUs) as well as created a lower pay positioning on our current total direct compensation pay. The Compensation Committee recognizes that our relative performance against our peer group is above median and considered the realizable pay positioning when deciding 2016 NEO compensation.

Base Pay. Base pay provides a fixed level of cash compensation for services rendered, competitive with base salaries at peer companies for comparable talent and responsibilities. When setting base pay, the Compensation Committee considered (i) the relationship between Compass Minerals’ salary levels and peer company levels with a view towards recruiting and retaining talent, and (ii) the experience, knowledge, responsibilities, and performance of the individual named executive officer. For 2015, base pay was targeted near the 50th percentile (median) of our peer group. Actual base pay may be above or below the median depending on the executive’s skills and potential, time in position, ongoing contribution to the business, and sustained level of performance. The Company increased base salaries for NEOs effective April 1, 2015.

The following table summarizes the NEOs’ base salaries, the changes to base salaries in 2015, and compares base salaries to our market group. Pearl Meyer utilized the peer group company data with market data from survey sources to develop a blended market rate which is shown below:

Name and Principal Position	Base Pay Effective April 1, 2014	Base Pay Effective April 1, 2015	% Change	2015 Median Base Pay of Market	% Diff: Median Base Pay of Market(1)
Francis J. Malecha President and Chief Executive Officer	$740,000	$762,200	3%	$837,400	(9.0)%
Matthew J. Foulston Chief Financial Officer(2)	—	$450,000	—	$451,300	(0.3)%
Steven N. Berger Senior Vice President, Corporate Services	$367,200	$374,544	2%	$368,100	1.8%
Jack C. Leunig Senior Vice President, Operations	$303,000	$315,120	4%	$353,600	(10.9)%
Robert D. Miller Senior Vice President, Salt	$300,000	$315,000	5%	$369,100	(14.7)%

(1) Negative percentage indicates that Compass Minerals 2015 base pay is below the peer group median.
(2) Mr. Foulston joined Compass Minerals on December 2, 2014 and did not receive an increase in 2015.

2015 Management Annual Incentive Plan

Plan Overview. Our MAIP, established under the 2005 Incentive Award Plan, is a variable performance-based element of executive compensation to reward participants for Business-Unit/function, individual, and overall Company results achieved in the most recently completed fiscal year. Stockholders originally approved the 2005 Incentive Award Plan in 2005, and re-approved certain provisions of the 2005 Incentive Award Plan pursuant to Section 162(m) of the U.S. Internal Revenue Code in 2010. On May 6, 2015, our stockholders approved the Compass Minerals International, Inc. 2015 Incentive Award Plan. All awards granted after May 6, 2015 were made under the 2015 Incentive Award Plan; however, no grants were awarded to NEOs in 2015 under the 2015 Incentive Award Plan because all 2015 grants were made prior to May 6, 2015.

The MAIP is based on financial and personal performance factors (based on organizational role), multiplied by a safety performance factor (based on achieving target safety improvement goals). All cash awards to NEOs under the MAIP (i) are based on predetermined annual performance related criteria (and are therefore not considered standard payment for services and are not guaranteed), and (ii) are granted by the Compensation Committee. The Compensation Committee determined the degree to which the CEO achieved his own personal goals, and acting on input from the CEO, determined the degree to which other named executive officers achieved their personal goals.

For 2015, the Compensation Committee chose the following performance goals because they are important drivers of increased stockholder value:
MAIP PERFORMANCE GOALS FOR 2015

Metric	Rationale	Definition
Compass Minerals Adjusted EBITDA and Business Unit Adjusted EBITDA	Adjusted EBITDA is a reasonable indicator of corporate earnings while excluding the non-operating elements of resource allocation, cost of capital, and income tax positions.	Operating income plus depreciation and amortization applied at the Corporate level or the Business-Unit level (such as Salt or Plant Nutrition).
Weighted Average Salt and Plant Nutrition EBITDA
Adjusted EBITDA is a reasonable indicator of earnings while excluding the non-operating elements of resource allocations, cost of capital, and income tax position. For the Operations Business Unit, we use a weighted average because the focus is on producing goods for both Business Units.

Sum of (i) Business Unit Adjusted EBITDA for Salt divided by the total of the Business Unit Adjusted EBITDA for Salt and Plant Nutrition, and (ii) Business Unit Adjusted EBITDA for Plant Nutrition divided by the total of the Business Unit Adjusted EBITDA for Salt and Plant Nutrition.

Cost per Ton	Cost per ton measures the efficiency and cost effectiveness of our manufacturing assets and motivates our team to effectively manage our overall cost of production.	Costs to produce finished goods divided by finished goods production tons.
Personal Performance Objectives	Performance objectives for each person drive individual accountability.	Personalized for each NEO. See summary below.
Safety Multiplier	Improving our safety indices year-over-year is a critical factor for measuring the success of all Company executives.
Based on Company performance against an established incidence rate target. The  “incidence rate” is the rate of recordable injuries per 100 workers occurring over a period of time as defined by applicable regulations.

The responsibilities of the NEO determine the percentage weighting of each metric under the MAIP. The table below outlines the metrics and weightings for Corporate, Business-Unit, and Operational plan participants. Each program has a Safety Multiplier.

Corporate Participants		Business-Unit Participant		Operations Participant
% Weighting	Metric	% Weighting	Metric	% Weighting	Metric
80	Compass Minerals Adjusted EBITDA	50	Compass Minerals Adjusted EBITDA	50	Compass Minerals Adjusted EBITDA
		30	Business-Unit Adjusted EBITDA for Salt	7.5	Weighted Average Salt and Plant Nutrition EBITDA
				22.5	Cost per Ton
20	Personal Performance Objectives	20	Personal Performance Objectives	20	Personal Performance Objectives
+/–10% Safety Multiplier

Metric Weighting. The MAIP payouts for Mr. Malecha, Mr. Foulston, and Mr. Berger are based on the Corporate participant weighting, while the MAIP payout for Mr. Miller is based on the Business-Unit participant weighting and Mr. Leunig is based on the Operational participant weightings.

Performance goals (e.g., targets) for the above metrics are established by the Compensation Committee at the beginning of the performance year and reflect consideration of the Board-agreed budget, the prior year actual results, the expected business environment in the following year, and a targeted improvement expectation.

Target incentive values relevant to each NEO’s base pay are established reflecting market-competitive values and are generally consistent with median incentive award percentages for peer companies. The goal is to provide competitive cash compensation to attract and retain executive talent. Awards under the MAIP may range from 0% to 200% of the NEOs’ target value, depending on actual results achieved versus the performance goal. MAIP awards cannot exceed 200% of the target incentive value, and begin to pay only if threshold levels of goal attainment are exceeded.

The actual payout of the MAIP awards is computed from financial results as certified by the Chief Financial Officer using a linear calculation and the following payout scale:

Percent of Goal Achieved	Percent Paid
Less than 75%	0%
75% (Threshold)	25%
100% (Target)	100%
150% or greater (Maximum)	200%

Personal Performance Objectives. The personal performance objectives for each of our named executive officers, are based on individual performance. These personal performance objectives are a combination of the current year and longer term business goals, are both quantitative and qualitative in nature, and include key Company strategic objectives specific to each individual’s area of accountability. The table below provides a general description of the personal performance objectives for each of our named executive officers. Certain personal performance objectives and specific targets are not disclosed because we believe this disclosure would reveal strategic objectives and information that is not otherwise publicly disclosed and would result in competitive harm. The Compensation Committee discussed the business environment and accomplishments against the following objectives for each NEO as they made their final decision on payout.

Name		Personal Performance Objective
F. Malecha	•	Deliver against financial targets and our growth strategy
	•	Progress the safety culture with continued emphasis on reduction of severity incidents and near misses
	•	Establish a Global Reporting Initiative baseline and publish sustainability report
	•	Champion diversity and talent development, including succession planning
M. Foulston	•	Establish a high functioning, value-added Finance team
	•	Evaluate and enhance internal controls environment and implement best-in-class certification process
	•	Establish strong credible relationships with internal and external stakeholders
S. Berger	•	Successfully negotiate labor agreements with Goderich Mine and Goderich Plant unions
	•	Lead significant change and transformation programs
	•	Improve information technology infrastructure and application environment
	•	Lead diversity, talent development, and succession planning programs
J. Leunig	•	Successfully deliver on the $250 million capital expenditure plan
	•	Identify and implement productivity improvements across all operational areas
	•	Deliver year-over-year improvements in lagging and leading safety indicators
	•	Lead high-visibility safety initiatives: Top nine hazards and Hearts and Minds safety culture
R. Miller	•	Deliver against Salt business unit financial targets
	•	Improve highway deicing performance
	•	Improve evaporation plant utilization
	•	Expand the packaged deicing footprint

After the end of the performance year, the CEO reviewed the individual performance of the NEOs with the Compensation Committee and recommended a payout for the personal performance metric which can range from 0 to 200%. The Compensation Committee also considered the performance of the CEO and determined his payout for the personal performance metric.

Safety Multiplier. The final element of the MAIP is a Safety Multiplier, included to encourage and reward safe operations. The safety goals within this metric are based on the “incidence rate” defined by regulations of the U.S. Occupational Safety & Health Administration (“OSHA”) and Mine Safety & Health Administration (“MSHA”). The target is set to show an improvement over the average of the prior three years’ safety results. The Safety Multiplier is applied on a linear sliding scale to the sum of all other MAIP components as follows:

Safety Rating Achieved	Multiplier Applied
25% or more improvement beyond goal	1.1
100% of goal	1.0
25% or more shortfall below goal	0.9

MAIP Results. The 2015 performance goals were established during the fourth quarter of 2014 and approved in February 2015 based on considerations including 2014 results, a targeted improvement for fiscal year 2015, and the anticipated 2015 business environment. All MAIP awards are approved by the Compensation Committee following its review and approval of plan objectives and achievement levels, which are certified by the Chief Financial Officer, as well as individual personal performance goal achievement and calculation of the Safety Multiplier.

Performance goals and results for each metric are shown below.

Performance Measure	Percentage of Performance Goal	Payout under MAIP for 2015
Compass Minerals Adjusted EBITDA	82%	46%
Business-Unit Adjusted EBITDA for Salt	87%	61%
Weighted Average Salt and Plant Nutrition EBITDA	85%	55%
Weighted Average Cost per Ton	99%	97%

Safety Multiplier. During 2015, Compass Minerals did not meet improvement objectives for our Safety Multiplier. To reflect our commitment to reinforcing that we want to provide the safest possible workplace, all MAIP awards for 2015 were reduced by 10% (e.g., a 90% Safety Multiplier), which is the maximum reduction.

Based on the above results, the following table shows the approved MAIP awards made to the NEOs for the 2015 performance year:

Actual
	Target MAIP		Financial Performance Metrics			Personal Performance		Safety Multiplier	2015 MAIP Award	Percentage of Target
NEO	(% of base salary)	($)	Corporate ($)	Business- Unit ($)(1)	Cost Per Ton ($)	(%)	($)	(%)	($)	(%)
F. Malecha	105	800,310	294,514	n/a	n/a	100	160,062	90	409,118	51
M. Foulston	65	292,500	107,640	n/a	n/a	125	73,125	90	162,689	56
S. Berger	50	187,272	68,916	n/a	n/a	115	43,073	90	100,790	54
J. Leunig	60	189,072	43,487	7,799	41,265	110	41,596	90	120,732	64
R. Miller	60	189,000	43,470	34,587	n/a	115	43,470	90	109,374	58

(1) Weighted Average Salt and Plant Nutrition EBITDA is included in this column.

Further detail of the specific payment amounts can be found in the “2015 Summary Compensation” table.

Long-Term Incentive Plan Awards

Plan Overview. Our Compensation Committee approves long-term equity incentive granted to named executive officers under the 2005 Incentive Award Plan, and allocates a combination of stock options, RSUs and PSUs to align stockholder interests and Company objectives as well as balance pay at risk and retention. The target value mix of 2015 long-term incentive awards for the all NEOs was 25% options, 25% RSUs, and 50% PSUs. All awards are subject to an award agreement. The terms and conditions of the award agreement are specific to the type of equity granted. The award agreements for the 2015 PSUs and RSUs include the following (i) forfeiture unless the specified performance hurdle is satisfied, (ii) a three-year vesting period beginning on the grant date and ending on the third anniversary of such grant date, (iii) forfeiture of non-vested units upon termination of employment with the Company or its subsidiaries prior to vesting unless certain conditions apply, and (iv) immediate vesting following a change of control, subject to certain conditions.

A targeted long-term compensation dollar amount for each named executive officer is established after considering market factors, business conditions, and growth strategy and after consultation with the independent compensation consultants. The goal is to target total direct compensation (consisting of base pay, MAIP, and LTIP awards) at or near the median of the total direct compensation of our peer group companies. From that target dollar amount, the number of stock options, RSUs, and PSUs that are granted to each NEO is determined so that the awards’ fair values (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”)) match the target dollar amount. In 2015, targets were increased based on a review of peer group and market data which showed we had fallen slightly below market on our long-term incentive targets and on the actual amount of equity we provide our executives. The 2015 targets are shown in the table on page 39.

Stock Option Grants. In 2015, the Company granted stock options that vest 25% each year over a four-year period and expire seven years after the grant date. All stock options granted to NEOs in 2015 had a grant date of March 10, 2015, will fully vest on March 10, 2019, and will expire on March 10, 2022.

To reduce the risk of improper option grant timing issues, the Compensation Committee adopted Option Grant Procedures in January 2007, addressing how option grant dates and exercise prices are determined in different circumstances. Annual option grants to employees occur on March 10th each year or the next business day, unless postponed because of the events specified in the Option Grant Procedures. All such options are granted with an exercise price equal to the closing price of Compass Minerals common stock on the grant date. These Option Grant Procedures were followed in granting options in 2015 to all named executive officers.

Restricted Stock Unit Grants. In 2015, the Company granted RSUs with a three-year vesting period and a performance hurdle tied to fiscal 2015 performance. Each RSU represents the right to receive one share of the Company’s common stock pursuant to a performance-based Restricted Stock Unit Award Agreement. All RSUs granted to NEOs in 2015 had a grant date of March 10, 2015 and will vest on March 10, 2018 if the performance hurdle is satisfied.

For the 2015 RSU grants, the performance hurdle required that the Compass Minerals Adjusted EBITDA for 2015 be at least $181.9 million. This amount was chosen because it is equal to 50% of the approved Adjusted EBITDA from the Company’s 2015 Annual Operating Plan. If the RSU performance hurdle is satisfied, accrued dividend equivalents are credited in an amount equal to the amount of per share dividends paid to stockholders for the year. If the RSU performance hurdle is not satisfied, the RSU will be forfeited and no dividend equivalents will be paid. NEOs have no voting rights with respect to RSUs.

In February 2016, after review of the 2015 financial results, the Compensation Committee determined that the performance hurdle for RSUs granted in 2015 was satisfied. As a result, dividend equivalents attributable to RSUs granted in 2015 were determined to have been earned and were subsequently paid in March 2016.

Performance Stock Unit Grants. In 2015, the Company granted PSUs with a three-year performance period and a three-year vesting period. Based on the performance at the end of the three-year period, our named executive officers may earn less or more than the target PSU awards granted. Each PSU represents the right to receive one share of the Company’s common stock pursuant to a PSU Award Agreement. All PSUs granted to NEOs in 2015 had a grant date of March 10, 2015 and will vest on March 10, 2018 to the extent the performance criteria are met (i.e., to the extent the PSUs are earned).

The Compensation Committee reviewed the LTIP design for 2015 and changed the LTIP grants to split the PSU award into two grants—one based on rTSR and one based on return on invested capital (“ROIC”). Previously, the Company granted PSUs based solely on rTSR. The addition of PSUs based on ROIC to the LTIP ties our executive pay to our investments that are important to our long-term success and the health of the Company. With this modification, the LTIP continues to provide an appropriate compensation vehicle to align stockholder interests, our growth strategy, and the health of our Company.

PSU grants based on the rTSR metric are measured by ranking our Company’s three-year total shareholder return relative to the Russell 3000 Index during the three-year performance period. Our Compensation Committee selected, with the assistance of Pearl Meyer, the Russell 3000 Index to use as the comparator group because the index reflects companies within similar businesses to ours and that were aligned with our business cycles. The index is constructed to provide a comprehensive, unbiased, and stable barometer of the broad market. The index measures the performance of the largest 3,000 U.S. companies and represents approximately 98% of the investable U.S. equity market. The Compensation Committee believes this further aligns the objectives of management with our stockholders. In 2015, the Compensation Committee reconfirmed the use of the Russell 3000 as the comparator index.

At the end of the performance period, the number of shares of common stock that will be earned with respect to each PSU based on rTSR will be calculated by using a straight-line interpolation between threshold and target, as well as between target and maximum, as follows:

Benchmark Ranking	% of PSU Earned
< 30th Percentile	0
30th Percentile (Threshold)	50
50th Percentile (Target)	100
>=70th Percentile (Maximum)	150

For the 2015 performance year, the Company’s annual rTSR was (10.6)% which was the 40th percentile of the Russell 3000 Index.

The following table outlines the resulting performance vesting for each of PSU tranches based on rTSR the Company granted in 2013 and 2014:

Grant Year	Tranche(1)	Absolute TSR	Relative TSR	Vesting Percent
	FY13	10.2%	20	0.0%
2013	FY14	11.5%	58	120.5%
	FY15	(10.6)%	40	75.5%
2014	FY14 - FY16	—	—	—

(1) “FY” denotes fiscal year. PSUs granted in 2013 have three one-year performance periods. PSUs granted in 2014 have one three-year performance period and the number of these PSUs that will be earned and vest will be determined in 2017.

PSU grants based on ROIC have a three-year performance period. The three-year target ROIC was set by taking the average of the current year approved budgeted ROIC and the subsequent two annual estimated ROIC from our strategic and capital investment plans. At the end of the performance period, the number of shares of common stock that will be earned with respect to each PSU based on ROIC will be calculated by using a straight-line interpolation between threshold and target, as well as between target and maximum, as follows:

% of Goal Achieved	% of PSU Earned
< =2.5 Percentage Points below Target (Threshold)	0
= Target(1)	100
>=2.5 Percentage Points above Target (Maximum)	200

(1) The specific ROIC target is not disclosed because we believe this disclosure would reveal strategic objectives and information that is not otherwise publicly disclosed and would result in competitive harm.

If the PSU performance criteria are satisfied, accrued dividend equivalents are credited in an amount equal to the amount of per share dividends paid to stockholders for the year for each PSU that is earned and vested. NEOs have no voting rights with respect to PSUs.

The following table summarizes the equity grants to NEOs during the fiscal year ending December 31, 2015, and shows that each NEO was awarded the target award value for each award.

NEO	Target Percentage(1)	Target Value(2)	Options Granted (#)	RSUs Granted (#)	rTSR PSUs Granted (#)	ROIC PSUs Granted (#)
F. Malecha	240%	$1,776,000	29,423	4,841	3,997	4,841
M. Foulston	130%	$600,000	9,940	1,636	1,350	1,636
S. Berger	100%	$370,000	6,130	1,009	833	1,009
J. Leunig	130%	$400,000	6,627	1,090	900	1,090
R. Miller	130%	$400,000	6,627	1,090	900	1,090
(1) Target percentage is based on the NEO’s base salary.
(2) Target value is based on the $91.75 closing price of the Company’s common stock on the grant date.

2015 Total Direct Compensation Compared to Peer Group Companies

In November 2014, the Company’s compensation consultant, Pearl Meyer, provided peer company compensation market data for 2014 that was adjusted to estimate 2015 peer compensation levels. Pearl Meyer utilized the peer group company data with market data from survey sources to develop a blended market rate. The Compensation Committee considered this data in establishing 2015 compensation levels. For 2015, the Company’s target total direct compensation (at target) averaged 7.3% below the Company’s market group median for current NEOs.

NEO	2015 Total Direct Compensation(1)	2015 Market Total Direct Compensation(2)	Difference(3)
F. Malecha	$3,338,510	$3,690,900	(9.5)%
M. Foulston	$1,342,500	$1,343,500	(0.1)%
S. Berger	$931,816	$990,400	(5.9)%
J. Leunig	$904,192	$960,900	(5.9)%
R. Miller	$904,000	$1,020,300	(11.4)%

(1) Annualized Base Pay as of December 31, 2015 + MAIP at target + target value of LTIP award for 2015.
(2) Median of total target direct compensation of all companies in market data for this role.
(3) A negative percentage indicates that the Company’s total direct compensation is below the median total direct compensation of the market.

Executive Compensation Decisions for 2016

Prior to the date of this Proxy Statement, the Compensation Committee made a number of decisions affecting executive compensation in 2016. This section provides a brief overview of those decisions.

2016 Base Pay Decisions. The Compensation Committee approved the following base pay adjustments for the NEOs, effective March 1, 2016. The Compensation Committee believes these adjustments are appropriate and are based on the performance of the Company, in alignment with our goal of being market competitive and also reflect individual performance. With respect to Mr. Malecha’s base pay, while individual performance was strong, no adjustment was appropriate due to market conditions and alignment with stockholder value creation.

NEO	Base Pay (Effective April 1, 2015)	2016 Increase	Base Pay (Effective March 1, 2016)(1)
F. Malecha	$762,200	0%	$762,200
M. Foulston	$450,000	2%	$459,000
S. Berger	$374,544	2%	$382,035
J. Leunig	$315,120	2%	$321,422
R. Miller	$315,000	2%	$321,300
(1) In November 2015, the Compensation Committee discussed and approved moving the timing of salary changes for Executive Officers from the current effective date of April 1 to March 1 to coincide with the salary change date for other employees.

Management Annual Incentive Plan. The Compensation Committee reviewed the MAIP plan design in 2015 and determined that while the plan generally provided an appropriate compensation vehicle to align stockholder interests with Company strategy, in order to further align the plan, some changes to the design were appropriate. These changes are to move the cost per ton metric and safety improvement multiplier element into the personal objectives portion of employees’ objectives. The Compensation Committee believes these changes will continue to drive the appropriate level of accountability and performance.

Long-Term Incentive Plan. The Compensation Committee reviewed the LTIP design in 2015 and determined that the plan continues to provide an appropriate compensation vehicle to align stockholder interests and Company strategy. There were no changes recommended to the mix of the awards, but the grant date was moved to the first business day after the end of the first quarter or April 1. This change removes the need to include mid-quarter results in calculations.

Information Regarding Plans

2015 Incentive Award Plan. In 2015, the 2005 Incentive Award Plan expired and our stockholders voted to replace it with the 2015 Incentive Award Plan. The 2015 Incentive Award Plan provides our Compensation Committee with the ability to award incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, performance awards, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance-based awards to eligible individuals. However, the full Board of Directors administers the 2015 Incentive Award Plan with respect to awards made to non-employee directors.

Under the 2015 Incentive Award Plan, awards (other than performance-based awards) must have a minimum vesting period of three years, subject to accelerated vesting to the extent permitted in the event of death, disability, retirement, change of control or involuntary termination. The three-year vesting requirement does not apply to (i) any award granted in lieu of other compensation, (ii) any award made to an independent director with respect to his or her annual or quarterly cash or stock retainer payments for services rendered, including the deferral of such payments, or (iii) any sign-on, inducement, or similar retention award made to a newly-hired employee or new independent director.  Performance-based awards must have a minimum performance period of one year. The one-year performance period requirement does not apply to any sign-on, inducement, or similar retention award made to a newly-hired employee or new independent director. Our performance-based awards include RSUs and PSUs.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally denies a tax deduction to any publicly held corporation for compensation in excess of $1 million paid in a year to any individual who, on the last day of that year, is the Chief Executive Officer, Chief Financial Officer or among the three other highest compensated executive officers, unless such compensation qualifies as performance-based under Section 162(m). In general, our intent is to optimize the tax deductibility of the compensation paid to our executive officers provided that such deductibility constraints do not limit our ability to focus on more important outcomes as determined by the Compensation Committee, in the exercise of its business judgment. Accordingly, our Compensation Committee may, in the exercise of such discretion, approve the payment of compensation regardless of its deductibility. Generally, we realize a tax deduction upon the payment of compensation to each of our named executive officers.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Paul S. Williams, Chair Richard S. Grant Lori A. Walker Amy J. Yoder

        The foregoing Compensation Committee Report shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Compass Minerals specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, the Compensation Committee consisted of Paul S. Williams (chair), Richard S. Grant, Lori A. Walker, Amy J. Yoder, and Bradley J. Bell (retired). No person who served as a member of the Compensation Committee during fiscal 2015 was a current or former officer or employee of the Company, or engaged in certain transactions with us required to be disclosed as “related person transactions” under regulations of the SEC. There were no compensation committee “interlocks” during fiscal year 2015, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of the Board or as a member of the Compensation Committee.

EXECUTIVE COMPENSATION TABLES
2015 SUMMARY COMPENSATION

The following table sets forth for each fiscal year shown the compensation paid to or earned by our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)(5) (MAIP)	All Other Compensation ($)(6)	Total ($)
Francis J. Malecha(7) President and Chief Executive Officer	2015	756,650		1,332,270	444,082	409,118	105,810	3,047,930
	2014	746,398		1,141,855	380,626	791,208	161,765	3,221,852
	2013	674,808		2,840,061	560,000	528,003	56,758	4,659,630
Matthew J. Foulston(8) Chief Financial Officer	2015	450,000		450,150	150,025	162,689	188,224	1,401,088
	2014	36,057	320,000	300,021	0	0	23,180	679,258
Steven N. Berger(9) Senior Vice President, Corporate Services	2015	372,708		277,673	92,520	100,790	54,759	898,450
	2014	370,440		215,964	71,996	204,567	53,271	916,238
	2013	283,846		355,537	86,403	139,190	38,190	903,166
Jack C. Leunig(10) Senior Vice President, Operations	2015	312,090		299,978	100,021	120,732	47,766	880,587

Robert D. Miller(11) Senior Vice President, Salt	2015	311,250		299,978	100,021	109,374	47,766	868,389
	2014	304,231		224,956	74,999	196,228	51,398	851,812
	2013	41,539		650,005	150,001	22,354	6,742	870,641
(1) Annual salary increases for our named executive officers were effective April 1, 2015.
(2) As part of Mr. Foulston’s hiring package he was granted a one-time cash bonus of $300,000. Mr. Foulston was also provided a one-time payment of $20,000, subject to normal withholding, to help with travel needs above and beyond the normal executive relocation benefit.
(3) Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. Amounts do not include payments made by the Company for dividend equivalents; however, estimates of dividend equivalents were included in the grant date fair value of the awards. See also Note 13 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. On March 10, 2015, our Compensation Committee granted Messrs. Malecha, Foulston, Berger, Leunig, and Miller 4,841, 1,636, 1,009, 1,090, and 1,090 RSUs, respectively, 3,997, 1,350, 833, 900 and 900 PSUs with an rTSR metric and 4,841, 1,636, 1,009, 1,090, and 1,090 PSUs with an ROIC metric, respectively. The RSUs and PSUs granted to named executive officers in 2015 are subject to vesting and performance conditions. The “Stock Awards” column reports the aggregate grant date fair value of RSUs and PSUs granted in 2015 based on the probable outcome, as applicable, of the awards as of the grant date, consistent with our estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. We calculated the estimated fair value of (i) the RSUs and (ii) the PSUs with the performance condition tied to ROIC by using the closing price per share of our common stock on the grant date. The estimated fair value of the PSUs with the market condition tied to rTSR was calculated using the simulated fair value per share of our common stock of $91.75 based on the application of a Monte Carlo simulation model. The table below shows the grant date fair value of each of the RSUs and PSUs, which were granted to each of our named executive officers in 2015, based on such probable outcome, as applicable, as well as the value of the PSUs at the grant date assuming that the maximum level of the performance conditions (200% of target) will be achieved. Such maximum level is assumed only for the metric tied to ROIC. Under FASB ASC Topic 718, the rTSR metric applicable to a portion of the PSUs issued to our named executive officers in 2015 is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions.

Name	Grant Date Fair Value of 2015 RSUs ($)	Grant Date Fair Value of 2015 PSUs ($)(a)	Total Grant Date Fair Value of 2015 Awards ($)	Grant Date Fair Value of 2015 ROIC PSUs at Maximum Performance Level ($)(b)
F. Malecha	444,162	888,108	1,332,270	888,324
M. Foulston	150,103	300,047	450,150	300,206
S. Berger	92,576	185,097	277,673	185,152
J. Leunig	100,008	199,970	299,978	200,015
R. Miller	100,008	199,970	299,978	200,015

(a) Represents the sum of the grant date fair value of the PSUs awarded, assuming the target level of the performance conditions will be achieved.
(b) Represents the sum of the grant date fair value of the PSUs awarded using ROIC metric, assuming the maximum level of the performance conditions (200% of target) will be achieved.

(4) Options were granted pursuant to the 2005 Incentive Award Plan and vest ratably over four years. These amounts reflect the Company’s grant date fair value in accordance with FASB ASC Topic 718 and reflect the aggregate grant date fair value of the options. As such, in the year of a grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year. For valuation information, see Note 13 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(5) Payments were made pursuant to the Company’s MAIP.
(6) “All Other Compensation” column in 2015 included the following:

Name	Contributions to Retirement Plans ($)(a)	LTD and Life Insurance Premiums ($)(b)
F. Malecha	97,641	8,169
M. Foulston(c)	39,755	7,994
S. Berger	47,324	7,435
J. Leunig	39,227	8,539
R. Miller	38,074	9,692

(a) This includes safe harbor match to the 401(k), 1% Stock Contribution, Company profit sharing payout for 2015, and Company contribution to the Health Savings Account for those participating in a high deductible healthcare plan. The Company profit sharing plan allows for a payment above the maximum contribution to the 401(k) to be placed in the restoration plan on behalf of the employee.
(b) This amount includes the premium costs for the company sponsored long-term disability insurance (including supplemental long-term disability insurance for those who elected this coverage) and the life insurance premium which includes accidental death and dismemberment coverage.
(c) In addition, the “All Other Compensation” column in 2015 includes relocation expenses of $140,475 for Mr. Foulston. These relocation expenses include a tax gross-up reimbursement payment of $669 related to Mr. Foulston’s out-of-pocket relocation expenses.
(7) Mr. Malecha joined us as President and CEO effective January 17, 2013.
(8) Mr. Foulston joined us as Chief Financial Officer effective December 2, 2014.
(9) Mr. Berger joined us as Vice President, Human Resources, in March 2013 and was appointed Senior Vice President, Corporate Services, in June 2013.
(10) Mr. Leunig was not an NEO in our 2013 or 2014 fiscal year. As a result, we have only provided information for our 2015 fiscal year.
(11) Mr. Miller joined us as Senior Vice President, Salt, effective November 1, 2013.

Narrative Disclosure for Summary Compensation Table

Certain aspects of the compensation and long-term equity incentive awards reported in this table are subject to terms and conditions set forth in policies and plans as described in the “Compensation Disclosure and Analysis” section of this Proxy Statement.

2015 GRANTS OF PLAN-BASED AWARDS

The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our NEOs during the fiscal year ended December 31, 2015. The grants in the following table were made under the 2005 Incentive Equity Award Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (MAIP)(1)			Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
F. Malecha	3/10/2015	200,078	800,310	1,600,620
					0	4,841	9,682				444,162
					1,999	3,997	5,996				443,946
					—	4,841	—				444,162
								—	29,423	91.75	444,082
M. Foulston	3/10/2015	73,125	292,500	585,000
					0	1,636	3,272				150,103
					675	1,350	2,025				149,944
					—	1,636	—				150,103
								—	9,940	91.75	150,025
S. Berger	3/10/2015	46,818	187,272	374,544
					0	1,009	2,018				92,576
					417	833	1,250				92,521
					—	1,009	—				92,576
								—	6,130	91.75	92,520
J. Leunig	3/10/2015	47,268	189,072	378,144
					0	1,090	2,180				100,007
					450	900	1,350				99,963
					—	1,090	—				100,007
								—	6,627	91.75	100,021
R. Milller	3/10/2015	47,250	189,000	378,000
					0	1,090	2,180				100,008
					450	900	1,350				99,963
					—	1,090	—				100,008
								—	6,627	91.75	100,021

(1) Represents the potential 2015 MAIP awards. Actual amounts earned by our NEOs are reflected in the “2015 Summary Compensation” table. See pages 34-37 for more information on the 2015 MAIP awards, including the applicable performance conditions.
(2) Represents PSUs based on ROIC, PSUs based on rTSR, and RSUs granted under the 2005 Incentive Award Plan. There are no threshold or maximum future payouts under the RSU awards. RSU and PSU awards are shown in units with each unit representing one share. The RSUs and PSUs granted to NEOs in 2015 are subject to vesting and performance conditions described on pages 38-39.
(3) Represents options granted under the 2005 Incentive Award Plan. The options vest 25% each year over a four-year period, beginning on the first anniversary of the date of grant, and expire on March 10, 2022.
(4) Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. For more information, see Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and Footnote 3 to the “2015 Summary Compensation” table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

The following table summarizes the equity awards made to our NEOs that are outstanding as of December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
F. Malecha(2)	3/10/2015	—	29,423	91.75	3/10/2022	4,841(3)	364,382
						3,997(4)	300,854
						4,841(4)	364,382
	3/10/2014	5,863	17,589	87.18	3/10/2021	4,366(3)	328,629
						7,197(4)	541,718
	3/11/2013	12,043	12,043	76.99	3/11/2020	3,637(3)	273,757
						7,203(4)	542,170
	1/17/2013					27,575(3)	2,075,570
M. Foulston(2)	3/10/2015	—	9,940	91.75	3/10/2022	1,636(3)	123,142
						1,350(4)	101,615
						1,636(4)	123,142
	12/2/2014					3,543(3)	266,682
S. Berger(2)	3/10/2015	—	6,130	91.75	3/10/2022	1,009(3)	75,947
						833(4)	62,700
						1,009(4)	75,947
	3/10/2014	1,109	3,327	87.18	3/10/2021	826(3)	62,173
						1,361(4)	102,442
	3/11/2013	2,082	2,082	76.99	3/11/2020	2,000(3)	150,540
						1,496(3)	112,604
						1,111(4)	83,625
J. Leunig(2)	3/10/2015	—	6,627	91.75	3/10/2022	1,090(3)	82,044
						900(4)	67,743
						1,090(4)	82,044
	3/10/2014	1,155	3,466	87.18	3/10/2021	860(3)	64,732
						1,418(4)	106,733
	3/11/2013	1,807	1,807	76.99	3/11/2020	1,299(3)	97,776
						965(4)	72,636
	3/12/2012	2,433	811	71.69	3/12/2019
	3/10/2011	2,410	—	86.47	3/10/2018
	3/10/2010	3,145	—	78.51	3/10/2017
	3/10/2009	2,910	—	58.99	3/10/2016
R. Miller(2)	3/10/2015	—	6,627	91.75	3/10/2022	1,090(3)	82,044
						900(4)	67,743
						1,090(4)	82,044
	3/10/2014	—	3,466	87.18	3/10/2021	860(3)	64,732
						1,418(4)	106,733
	11/1/2013	2,639	5,278	75.21	11/1/2020	1,995(3)	150,164
						2,659(3)	200,143
						3,761(4)	283,090

(1) Amounts are determined by multiplying the number of share or units, as applicable, by $75.27, the closing price of our common stock on December 31, 2015.
(2) Awards were made pursuant to the 2005 Incentive Award Plan. Option awards vest 25% per year. RSUs generally vest three years from date of grant and are subject to a one-year performance hurdle, which was satisfied for all RSUs awarded in 2015, 2014, and 2013. Mr. Malecha was granted 27,575 RSUs on January 17, 2013, as part of his hiring package. Mr. Foulston was granted 3,543 RSUs on December 2, 2014, which vested on March 2, 2016, as part of his hiring package. Mr. Berger was granted 2,000 RSUs on March 11, 2013, as part of his hiring package. Mr. Miller was granted 1,995 RSUs on November 1, 2013, which will vest on March 12, 2018, and was granted 2,659 RSUs on November 1, 2013, which will vest on November 1, 2016, both of which were part of his hiring package. PSUs vest three years from the date of grant. In 2013, PSUs were subject to three separate annual performance criteria. In 2015 and 2014, PSUs were subject to a three-year performance criteria.
(3) RSU awards shown in units.
(4) PSU awards shown in units. The PSUs are targeted to settle at one share per unit. In 2013, the Company granted three-year PSUs in three approximately equal tranches to each NEO. Each tranche has an annual performance period in which the annual award may earn from 0% to 150% of the target based upon the Company’s stock performance compared to the companies comprising the Russell 3000 Index. The actual vesting percent of each tranche are shown in the table on page 39. The final 2013 PSU grant will result in a decrease of 2,497 shares for Mr. Malecha, 385 shares for Mr. Berger, and 335 shares for Mr. Leunig. The 2014 and 2015 PSU grants have a three-year performance period and are shown at target. However, the amount, if any, of these awards that will be earned will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance criteria. For more information, see “Compensation Discussion and Analysis—Long Term Incentive Plan Awards.”

OPTION EXERCISES AND STOCK VESTED DURING 2015

The following table summarizes the value realized by the NEOs upon option award exercises and stock award vesting during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
F. Malecha	—	—	—	—
M. Foulston	—	—	—	—
S. Berger	—	—	—	—
J. Leunig	1,850	75,326	2,102	196,747
R. Miller	1,155	8,724	—	—

(1) Amounts are calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. Mr. Leunig exercised 1,850 options with a strike price of $52.84 on March 12, 2015, and a market price of $93.56. Mr. Miller exercised 1,155 options with a strike price of $87.18 on March 19, 2015, and a market price of $94.73.
(2) Amounts are calculated by multiplying the number of vested awards by the closing price of our common stock on the vesting date. Mr. Leunig’s vested awards included 1,395 RSUs and 707 PSUs, which were granted on March 12, 2012 and vested on March 12, 2015.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2015

The following table summarizes our NEOs’ compensation under the Restoration Plan for the fiscal year 2015.

Name	Executive Contributions in 2015 ($)	Registrant Contributions in 2015(1) ($)	Aggregate Earnings (Losses) in 2015(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at end of 2015(3) ($)
F. Malecha	—	74,165	(5,213)	—	189,175
M. Foulston	—	17,279	—	—	17,279
S. Berger	—	23,848	(340)	—	34,632
J. Leunig	—	14,529	(113)	—	48,658
R. Miller	—	15,598	(430)	—	22,535

(1) The Restoration Plan provides for accrual of non-qualified contributions once the IRS limit on qualified contributions has been met. The amounts shown represent registrant contributions to the U.S. Discretionary Profit Sharing Plan applicable to most U.S. employees. See “—Narrative Disclosure to the Non-Qualified Deferred Compensation Table” for additional information about the Restoration Plan and U.S. Discretionary Profit Sharing Plan.
(2) Based on a statement of changes in market value from the plan administrator as of December 31, 2015.
(3) Amounts in the “2015 Summary Compensation” table that are reported as compensation for previous years (2013 - 2014 inclusive) are for Mr. Malecha $129,660 and for Mr. Berger $11,350. The aggregate balance includes amounts attributable to the Restoration Plan due to 2015 U.S. Discretionary Profit Sharing Plan contributions that were earned in 2015 but will not be paid until March 2016.

Narrative Disclosure to the Non-Qualified Deferred Compensation Table

The Restoration Plan permits key U.S.-based executive officers to elect to defer salary into a non-qualified deferred compensation plan (the “Restoration Plan”) on an annual basis before the beginning of each plan year and to elect to defer bonus payments at least six months before the end of each year. Employee participants are permitted to defer up to 50% of their base salary and 100% of their annual cash bonus. Deferrals provide for the option to elect to receive payment as either a specified date distribution at a minimum waiting period of two years or as a termination of employment event. Distributions are allowed to be scheduled as a lump sum or as annual installments over a period of up to 10 years. Cash deferred may be invested on a notional basis in any of the investment vehicles provided under the Restoration Plan. The Restoration Plan assets are held in a “rabbi trust,” and, as such, are subject to the claims of general creditors of the Company. Operation of the Restoration Plan and distributions are also subject to Section 409A of the U.S. Internal Revenue Code, which imposes procedural (including timing) restrictions on the Restoration Plan and on any future changes in distribution elections. The Restoration Plan provides excess benefits that make up benefits on certain wages that are not eligible for contribution under federal IRS limitations relating to our retirement plan, the Compass Minerals International, Inc. Savings Plan. Under the Compass Minerals International, Inc. Savings Plan, the Company makes discretionary profit sharing contributions. The Discretionary Profit Sharing Plan allows for contributions to the Restoration Plan annually when the person has already reached the IRS maximum contribution limit for the Compass Minerals International, Inc. Savings Plan to ensure they receive the full amount awarded to employees based on the discretionary profit sharing plan payout. Participating employees may direct the investment of Company and individual contributions into one or more of the investment options offered by the Restoration Plan.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL BENEFITS
To enable Compass Minerals to offer competitive total compensation packages to our named executive officers, as well as to ensure the ongoing retention of these individuals and to ensure that they remain focused on stockholder interests, we offer certain post-employment payments and benefits to our NEOs upon the occurrence of several specified events. These payments and benefits are chiefly provided under (i) CIC agreements that we have entered into with each of our NEOs, (ii) Mr. Malecha’s employment agreement, which contains severance provisions, and (iii) our 2005 Incentive Award Plan, 2015 Incentive Award Plan, related award agreements, and our MAIP.
Change in Control Agreements
We have entered into “double-trigger” CIC agreements with each of our named executive officers. Under “double-trigger” change in control agreements, there is no payout unless employment is terminated upon a change in control.
Pursuant to each CIC agreement, we are obligated to make the payments and provide the benefits described below if a named executive officer’s employment is terminated (i) by us other than for cause or (ii) by the named executive officer for good reason, in each case during the two-year period following a change in control (each, a “qualifying termination”). A qualifying termination termination will also occur if (i) an NEO’s employment is terminated before a change in control for reasons that would have constituted a qualifying termination if they had occurred after a change in control; (ii) an NEO demonstrates such termination (or good reason event) was at the request of a third party who had taken steps to effect a change in control; and (iii) a change in control involving such third party (or a competing party) occurs within 60 days of an NEO’s termination.
The following table summarizes severance payments and benefits provided in connection with a qualifying termination:

Lump Sum Cash Payment
An amount equal to two times the sum of the named executive officer’s (i) highest annual rate of base salary during the 12-month period immediately preceding the date of termination; plus (ii) bonus amount.(1)

Benefits
Continued participation in our medical, dental, accident, disability, and life insurance benefit plans at the same level on which the NEO was enrolled in as of the change in control for 18 months or until he or she becomes eligible for these benefits through another employer, whichever occurs first. If the NEO is unable to participate in these benefit plans, we will provide benefits on the same after-tax basis as if continued participation had been permitted.

(1) “Bonus amount” means the higher of the NEO’s (i) average annual incentive bonuses during the last three completed fiscal years before the termination date (annualized in the event the NEO was not employed by Compass Minerals for the entire fiscal year); and (ii) aggregate annual target bonus (targeted at 100%) for the fiscal year in which the termination date occurs.

In the event of a change in control, for each named executive officer other than our CEO, any outstanding stock options, RSUs, PSUs, and other equity awards will be earned or vest in accordance with the terms of the applicable equity-based compensation plan or award agreement. With respect to Mr. Malecha, our CEO, in the event of a change in control, any outstanding stock options, RSUs, PSUs, and other equity awards will be earned or vest in accordance with the terms of the applicable equity-based compensation plan or award agreement and Mr. Malecha’s employment agreement. See “Incentive Award Plans,” below, for a description of change in control and other provisions related to equity awards.

Not for Cause Severance with Named Executive Officers Other than Our Chief Executive Officer
Pursuant to the Company’s Severance Guidelines, if a named executive officer, other than our Chief Executive Officer, is terminated for a reason other than for cause (i.e., where termination is not based on employee performance or employee conduct) and under a circumstance not covered by a CIC agreement, all severance will be determined on an individual basis at the sole discretion of the Compensation Committee.
Agreements with Mr. Malecha, Our Chief Executive Officer
On January 17, 2013, we entered into an employment agreement containing severance provisions and a CIC agreement with Mr. Malecha. The following table summarizes certain severance payments and benefits provided in connection with termination of Mr. Malecha’s employment.

Type of Termination	Payments and Benefits
Termination without Cause or if Executive Terminates with Good Reason
Pro-rated annual performance-based incentive compensation through the termination date.

The lesser of (i) an amount equal to 1.5 times Mr. Malecha’s highest annual base salary rate during the 12-month period immediately before termination or (ii) continuation of the base salary through January 17, 2018, payable in a single lump sum.

Reimbursement for up to 18 months of premium payments for any COBRA coverage.

Immediate vesting of all stock options and RSUs granted through the termination date, regardless of the provisions of any other agreement.

Continued earning and vesting of any PSUs granted through the termination date, in accordance with the applicable Performance Based Restricted Stock Unit Award Agreement (including the provisions regarding payment after a change of control) as if Mr. Malecha’s employment continued through the applicable earning and vesting dates.

Termination as a Result of Disability
60% of then-current base salary for 12 months after termination, during which time Mr. Malecha may participate in our health care plan at the regular employee contribution rate, or, if he is unable to participate in our health care plan, we will provide benefits on the same after-tax basis as if participation had been permitted.

Qualifying Termination after a Change In Control	Mr. Malecha’s CIC agreement will apply. See “—Change in Control Agreements.”
Incentive Award Plans
Our 2005 Incentive Award Plan expired and was replaced with the 2015 Incentive Award Plan, which was approved by our stockholders on May 6, 2015. All outstanding equity awards granted under the 2005 Incentive Award Plan continue to be exercisable and vest, and these awards are subject to the terms and conditions as set forth in the agreements evidencing such awards and the 2005 Incentive Award Plan. All awards granted after May 6, 2015 were made under the 2015 Incentive Award Plan; however, no grants were awarded to NEOs in 2015 under the 2015 Incentive Award Plan because all 2015 grants were made prior to May 6, 2015.
Options, RSUs, and PSUs Granted Prior to 2015. In connection with a change in control, unvested options and RSUs granted prior to 2015 will become immediately vested and PSUs will be earned under the same conditions as described below for the 2015 Plan Policies, except that the named executive officer’s employment must be terminated within 18 months (rather than 24 months) following the change of control. In addition, options will remain exercisable until the first anniversary of the named executive officer’s termination of employment without cause or for good reason within 18 months following a change in control.
Outside of a change in control, options granted prior to 2015 will cease vesting upon the NEO’s termination of employment with us for any reason other than retirement or disability. Options granted prior to 2015 will remain exercisable until the third anniversary of the NEO’s termination of employment due to retirement or disability. Upon death, options granted prior to 2015 will expire on the first anniversary of the NEO’s death.

Outside of a change in control, if an NEO’s employment with us is terminated prior to the date on which any RSUs granted prior to 2015 have vested, the RSUs will be forfeited. However, retirement and disability of a named executive officer will not be deemed a termination of employment under RSUs granted prior to 2015.
Outside of a change in control, if a named executive officer terminates employment with us prior to the last day of the vesting period, then PSUs granted prior to 2015 will be forfeited as of the employment termination. However, PSUs granted prior to 2015 will not be forfeited if an NEO terminates employment with us prior to the last day of the vesting period due to death or disability.
2015 Plan Policies for Options, RSUs, and PSUs Granted in 2015. On February 25, 2015, our Compensation Committee adopted Rules, Policies, and Procedures for Equity Awards Granted to Employees (the “2015 Plan Policies”). The 2015 Plan Policies set forth the general rules of administration relating to the grant of awards to employees made on or after February 25, 2015, pursuant to the 2005 Incentive Award Plan, and were included in the terms and conditions of all options, RSUs, and PSUs granted to the NEOs in 2015.
Under the 2015 Plan Policies, options, RSUs, and PSUs granted in 2015 are treated as follows:

Condition	Equity Provisions
Change in Control
If either (i) options, RSUs, or PSUs are not assumed or an economically equivalent right is not substituted by the surviving or successor entity immediately after a change in control, or (ii) an NEO is involuntarily terminated without cause or terminates for good reason, in either case within 24 months following a change of control and prior to the end of the applicable vesting or earning period, then unvested options and RSUs will become immediately vested and unearned PSUs will be earned. The NEO will have one year following termination to exercise vested options. The number of PSUs earned with respect to the performance period will be determined based on our actual performance through the effective date of termination of employment, or the most recent practicable measurement date if performance data is not available through such date.

Retirement
Options and RSUs will vest pro rata as of the date of retirement (based on the number of months of service completed during the applicable vesting period, treating any partial month as a completed month, and rounding up to the nearest whole share), and the NEO will have until the third anniversary of his or her retirement to exercise any vested options. PSUs will be earned based on actual performance for the entire performance period, but will vest pro rata as of the date of retirement (based on the number of months of service completed during the applicable performance period, treating any partial month as a completed month and rounding up to the nearest whole share).

Termination as a Result of Disability
Options will continue to vest and must be exercised no later than the third anniversary of the NEO’s disability. RSUs and PSUs will continue to vest and will be paid at the same time and in the same manner that such RSUs or PSUs would have been paid to the NEO had he or she remained employed through (i) the vesting date (in case of RSUs), provided that payment is conditioned upon satisfaction of all applicable performance goals, or (ii) the end of the performance period (in case of PSUs).

Death
Options will vest pro rata as of the date of death (based on the number of months of service completed during the applicable vesting period, treating any partial month as a completed month, and rounding up to the nearest whole share); and the executive’s beneficiary will have until the third anniversary of the NEO’s death to exercise any vested options. RSUs and PSUs will be 100% vested and paid within 60 days of the NEO’s death, with PSUs paid at “target.”

Dividend Equivalents. Dividend equivalents with respect to RSUs granted prior to 2015 will be paid no later than March 15 of the year following the year to which such dividend equivalents relate and will be equal to 100% of the value of the dividend per share being paid on the Company’s stock with respect to each RSU.

Dividend equivalents under PSUs granted in 2014 will be paid at the same time the PSUs are earned and vest. Dividend equivalents under PSUs granted in 2013 will be paid at the same time the PSUs are earned and vest, but only in the event of a change in control. If an NEO terminates employment with us prior to the last day of the vesting period, then the NEO will be entitled to dividend equivalents only if the NEO is employed by us on the payment date for such dividend equivalents.

Dividend equivalents related to options granted prior to 2015 will be paid concurrently with any dividends or distributions paid on our stock during the time and to the extent the option is outstanding. The dividend equivalents will be equal to 100% of the value of the dividend per share being paid on our stock with respect to each option.

Pursuant to the 2015 Plan Policies, PSUs will be entitled to receive dividend equivalents based upon the number of PSUs earned and vested, which will be paid at the same time the PSUs are earned and vested. In addition, under the 2015 Plan Policies, RSUs will be entitled to receive dividend equivalents based upon the number of RSUs subject to the award, which will be paid no later than March 15 of the year following the year with respect to which such dividend equivalents relate; provided that (i) the NEO must be employed on the record date to receive dividend equivalents with respect to such record date, and (ii) payment will be conditioned upon the satisfaction of any performance hurdle set forth in the award agreement. Under the 2015 Plan Policies, no dividend equivalents will be paid with respect to options.

Management Annual Incentive Plan for Fiscal Year 2015. Generally, any named executive officer who terminates employment, voluntarily or involuntarily, prior to the approved pay-out date (or February 28, if earlier) will not receive a bonus payment under the MAIP. However, in the event of normal retirement, disability, or death prior to the end of an incentive period, an otherwise eligible named executive officer may receive a pro-rated payment amount, provided an MAIP award was approved for the applicable incentive period. In the event of a change in ownership or control resulting in termination of employment prior to end of the incentive period, an otherwise eligible named executive officer may receive a pro-rated payment amount, provided an MAIP award was approved for the applicable incentive period.
2015 POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND OTHER EVENTS

The following table outlines the value of the potential payments, upon a change in control and other events, that would have been paid to each NEO if the NEO’s employment was terminated or a change in control occurred on December 31, 2015.

Name	Type of Termination(1)	Salary ($)	Bonus Amount ($)	Equity Awards(2) ($)	Value of Continued Benefits(3) ($)	Total(4) ($)
F. Malecha	Change in Control	1,524,400	1,600,620	4,083,980	63,196	7,272,196
	Disability	457,320	1,600,620	—	62,916	2,120,856
	Death	—	—	1,029,618	—	1,029,618
	Not for Cause or by Executive with Good Reason	1,143,300	2,000,775	3,779,063	63,196	6,986,334
M. Foulston	Change in Control	900,000	585,000	466,542	61,417	2,012,959
	Death	—	—	347,898	—	347,898
S. Berger	Change in Control	749,088	374,544	590,286	50,129	1,764,047
	Death	—	—	214,594	—	214,594
J. Leunig	Change in Control	630,240	378,144	455,466	71,495	1,535,345
	Retirement	—	—	56,011	—	56,011
	Death	—	—	231,831	—	231,831
R. Miller	Change in Control	630,000	378,000	853,160	60,606	1,921,766
	Death	—	—	231,831	—	231,831
(1) Retirement is only listed for Mr. Leunig because he is the only NEO who would meet the definition of retirement as of December 31, 2015. The definition of retirement is age 65 or having attained age 62 and having at least five years of service.

(2) Represents an estimate of the total value of the acceleration of vesting of equity awards. Amounts do not include potential payments for dividend equivalents. The following table details the estimates of total value attributable to options, PSUs, and RSUs, respectively.

Name	Type of Termination(a)	Options(b) ($)	PSUs(b) ($)	RSUs(b) ($)	Total ($)
F. Malecha	Change in Control	—	1,041,642	3,042,338	4,083,980
	Death	—	665,236	364,382	1,029,618
	Not for Cause or by Executive with Good Reason	—	736,725	3,042,338	3,779,063
M. Foulston	Change in Control	—	76,719	389,823	466,542
	Death	—	224,756	123,142	347,898
S. Berger	Change in Control	—	189,022	401,264	590,286
	Death	—	138,647	75,947	214,594
J. Leunig	Change in Control	11,614	189,300	244,552	445,466
	Retirement	11,614	17,049	27,348	56,011
	Death	—	149,787	82,044	231,831
R. Miller	Change in Control	475	355,602	497,083	853,160
	Death	—	149,787	82,044	231,831

(a) Retirement is only listed for Mr. Leunig because he is the only NEO who would meet the definition of retirement as of December 31, 2015. The definition of retirement is age 65 or having attained age 62 and having at least five years of service.
(b) Amounts do not include potential payments for dividend equivalents.
(3) Value of continued participation in medical, dental, accident, disability, and life insurance benefit plans for 18 months.
(4) Totals do not include amounts earned or benefits accumulated due to continued service by the NEO through December 31, 2015, including 401(k) retirement savings and the Restoration Plan deferred compensation balances. There are no tax gross-ups and individual tax payments are the obligation of each NEO. Totals do not include acceleration of vesting of equity awards. For more information, see “Termination of Employment and Change in Control Benefits.”

AUDIT MATTERS
PROPOSAL 3—RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Appointment of the Independent Registered Accounting Firm

Ernst & Young LLP (“Ernst & Young”) audited the Company’s annual financial statements for the year ended December 31, 2015. The Audit Committee has appointed Ernst & Young to be the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016, and the stockholders are asked to ratify this appointment at the Annual Meeting. The Company has invited representatives of Ernst & Young to be present at the Annual Meeting and expects they will attend. If present, these representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from the stockholders at the Annual Meeting.

Auditor Fees

The following table shows the fees paid or accrued for audit and other services provided by Ernst & Young for fiscal 2015 and 2014 (in millions):

	2015	2014
Audit Fees(1)	$1.1	$1.0
Audit-Related Fees(2)	$0.0	$0.2
Tax Fees(3)	$0.0	$0.1
All Other Fees	$0.0	$0.0
Total	$1.1	$1.3

(1) Relates to financial statement audits during fiscal years 2015 and 2014, respectively. The Company incurred less than $50,000 in total for audit-related, tax fees, and all other fees in 2015. The total amount presented under Audit Fees includes these negligible amounts.
(2) Relates to audits of pension and retirement plans.
(3) Relates to services for reviews of certain tax filings as well as research and advice on tax planning matters.

The Audit Committee’s policy is to pre-approve all audit and audit-related services provided by the independent registered accounting firm. The Audit Committee considers annually for pre-approval a list of specific services and categories of services for the upcoming or current fiscal year. All non-audit services that were not included in the pre-approved list are approved by the Audit Committee individually, in advance, in accordance with our policy. Any service that is not included in the approved list of services or that does not fit within the definition or authority limit of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. The Audit Committee approved all audit, audit-related, and tax services provided by the independent registered accounting firm for 2015 and 2014.

Vote Required

Stockholders are being asked to ratify the appointment of Ernst & Young as Compass Minerals’ independent registered accounting firm for fiscal year 2016. Although the Audit Committee has the sole authority to appoint our independent auditors, the Board of Directors believes that submitting the appointment of Ernst & Young to our stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered accounting firm. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2016 fiscal year if it determines that such a change would be in the best interests of our Company and stockholders.

The ratification of the Audit Committee’s selection of Ernst and Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the meeting. Abstentions will have the same effect as votes against the ratification.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2016.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews Compass Minerals’ financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the appointment, compensation and oversight of independent registered public accountants. The Company has engaged Ernst & Young LLP as the Company’s independent auditors since 2005. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls, as well as preparation of its financial statements. The Company’s independent registered public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements to accounting principles generally accepted in the United States.
In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year that ended December 31, 2015, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Compass Minerals’ Annual Report on Form 10-K for the year that ended December 31, 2015, and discussed with management its assessment of internal controls over financial reporting.
The Audit Committee reviewed with the independent registered public accountants who are responsible for expressing opinions on (i) the conformity of those audited financial statements with generally accepted accounting principles, and (ii) the effectiveness of internal controls over financial reporting, their judgments as to the acceptability and quality of Compass Minerals’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under the standards established by the Public Company Accounting Oversight Board (United States), including those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Release No. 2012-004. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board for Independent Auditor Communications with Audit Committees concerning independence and has discussed those disclosures and other matters relating to independence with the independent registered public accountants.
The Audit Committee discussed with Compass Minerals’ internal auditors and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and independent registered public accountants, with and without management present, to discuss the results of their examinations of Compass Minerals’ internal controls, including controls over the financial reporting process and the overall quality of Compass Minerals’ financial reporting.
Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are indeed “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
In reliance on the reviews and discussions with management and with the independent registered public accountants referred to above, and the receipt of an unqualified opinion from Ernst & Young LLP dated February 22, 2016, regarding the audited financial statements of Compass Minerals for the year that ended December 31, 2015, as well as the opinion of Ernst & Young LLP on the effectiveness of internal controls over financial reporting, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Allan R. Rothwell, Chair
Richard S. Grant
Lori A. Walker
Paul S. Williams
The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Compass Minerals specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under such Acts.

OTHER MATTERS
We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL FILINGS AND INFORMATION

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Compass Minerals stock, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials, and as applicable, any additional proxy materials that are delivered, until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
If your shares are held by an intermediary broker, dealer or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you wish to revoke a consent to householding obtained by a broker, dealer or bank which holds shares for your account, you may do so by calling Broadridge, toll-free at 1-800-542-1061. You will need your 12-digit investor identification number. You may also write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or contact your broker, bank or other intermediary.
If you are a stockholder of record and receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Secretary at Compass Minerals International, Inc., 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, or via phone at (913) 344-9202, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s Annual Meeting, follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact us at the address above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
The Company’s SEC filings are available without charge through the Company’s website at www.compassminerals.com. Additional copies of the Company’s Annual Report to Stockholders are available upon a written request to the Company at Compass Minerals International, Inc., 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attention: Secretary.

Proxy Solicitation
Compass Minerals will bear the entire cost of this proxy solicitation. Solicitation of proxies is being made by management at the direction of our Board of Directors, without additional compensation, through the mail, in person or by telephone. Compass Minerals will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2017 Annual Meeting
Any stockholder who intends to present a proposal at the Annual Meeting to be held in 2017 must deliver the proposal to Compass Minerals International, Inc., 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attention: Secretary. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received not later than November 25, 2016 in order to be considered for inclusion in our 2017 proxy statement and a form of proxy for that meeting. Stockholder proposals not made under Rule 14a-8 must be made not later than February 4, 2017 nor earlier than January 5, 2017. However, if the 2017 Annual Meeting is more than 30 days before or after the anniversary of the 2016 Annual Meeting, then to be timely the stockholder notice must be delivered to the Company not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

By order of the Board of Directors,

Diana C. Toman Senior Vice President, General Counsel and Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 3, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY 401K STOCKHOLDERS
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 1, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E02155-P72841-Z67131	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPASS MINERALS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR each of the following:
1.	Election of Directors	For	Against	Abstain

	(1a) Eric Ford	☐	☐	☐

	(1b) Francis J. Malecha	☐	☐	☐

	(1c) Paul S. Williams	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3:						For	Against	Abstain

2.	Advisory approval of the compensation of the named executive officers for fiscal year 2015, as set forth in the Proxy Statement.					☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as Compass Minerals’ independent registered accounting firm for fiscal year 2016.					☐	☐	☐

In their discretion, the named proxies are authorized to vote on any other business properly brought before the meeting and any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as representative, please give full title and attach papers showing authority, unless previously provided. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K are available at www.proxyvote.com.

COMPASS MINERALS INTERNATIONAL, INC. Annual Meeting of Stockholders May 4, 2016 9:00 a.m. This proxy is solicited by the Board of Directors

The undersigned hereby appoints MATTHEW J. FOULSTON and DIANA C. TOMAN and each of them with full power of substitution, proxies of the undersigned to vote the shares of common stock of Compass Minerals International, Inc. (“Compass Minerals”), at the Annual Meeting of Stockholders to be held at Compass Minerals’ corporate offices, 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210 on Wednesday, May 4, 2016 at 9:00 a.m. local time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the Annual Meeting.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any postponement or adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR each of the nominees, FOR Proposal 2, and FOR Proposal 3.

Address Changes/Comments:___________________________________________________
_____________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)